The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. We are not using this prospectus supplement and the accompanying prospectus to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-236448
Subject to completion, dated August 16, 2021
Preliminary prospectus supplement
To prospectus dated February 14, 2020
$600,000,000
American Axle & Manufacturing, Inc.
    % Senior Notes due 2029
Guaranteed by American Axle & Manufacturing Holdings, Inc. and certain of our subsidiaries
American Axle & Manufacturing, Inc. (“AAM Inc.”) is offering $600,000,000 aggregate principal amount of    % senior notes due 2029 (the “ notes”). Interest on the notes will be payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2022. The notes will mature on October 1, 2029.
AAM Inc. may redeem some or all of the notes at any time prior to October 1, 2024, at a price equal to 100% of the principal amount of the notes plus the Applicable Premium (as defined herein under “Description of the Notes — Optional Redemption”) as of, and accrued and unpaid interest to, the redemption date. Thereafter, we may redeem the notes, in whole or in part, at the redemption prices set forth in this prospectus supplement under “Description of the Notes — Optional Redemption.” We may, on one or more occasions prior to October 1, 2024, redeem up to 40% of the original principal amount of the notes with the net cash proceeds of one or more equity offerings at a price of    % of the principal amount thereof, plus accrued and unpaid interest to the redemption date. If we experience specified kinds of changes in control, we must offer to purchase the notes, as described herein under “Description of the Notes — Change of Control.”
The notes will be AAM Inc.’s senior unsecured obligations and will rank equally with all of AAM Inc.’s other existing and future senior unsecured indebtedness. AAM Inc.’s obligations under the notes will be guaranteed on a senior unsecured basis, jointly and severally, by American Axle & Manufacturing Holdings, Inc. (“Holdings”), AAM Inc.’s parent corporation, Metaldyne Performance Group Inc. (“MPG”), a wholly owned subsidiary of Holdings, and certain of AAM Inc.’s and MPG’s current and future subsidiaries (each a “Subsidiary Guarantor” and, together with MPG, the “Subsidiary Guarantors”).
Investing in the notes involves risks. See “Risk Factors”beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
	Per note	Total
Public offering price(1)	%	$
Underwriting discounts	%	$
Proceeds, before expenses, to us(1)	%	$

(1)
Plus accrued interest from         , 2021 if settlement occurs after that date.

We expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company on or about         , 2021.

Joint book-running managers
BofA SecuritiesBarclaysCitigroupJ.P. MorganRBC Capital MarketsBMO Capital Markets
Senior Co-Managers
PNC Capital Markets LLC US Bancorp
Co-Managers
Citizens Capital MarketsHuntington Capital Markets Mizuho Securities
KeyBanc Capital Markets HSBC
The date of this prospectus supplement is      , 2021.

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you.
We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.
You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

Prospectus Supplement
Prospectus
As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “the Company,” “we,” “us”, “our” and “AAM” refer to collectively (i) American Axle & Manufacturing, Inc., or AAM Inc., the issuer, a Delaware corporation, and its direct and indirect subsidiaries, including certain of the Subsidiary Guarantors, (ii) American Axle & Manufacturing Holdings, Inc., or Holdings, a Delaware corporation and the direct parent corporation of the issuer and (iii) Metaldyne Performance Group Inc. (“MPG”), a Delaware corporation and a wholly owned subsidiary of Holdings, and its direct and indirect subsidiaries, including certain of the Subsidiary Guarantors. Holdings has no material operations

S-i

or assets other than its ownership of 100% of the issued and outstanding common stock of AAM Inc., the issuer of the notes, and MPG, a Subsidiary Guarantor. “Underwriters” refers to the firms listed in the section entitled “Underwriting” herein.
ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the notes and other information that you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in or incorporated by reference into the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or any of the earlier-dated documents incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in the notes.
MiFID II Product Governance.   Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Company nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
WHERE YOU CAN FIND MORE INFORMATION
We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file combined reports, proxy statements and other information with the SEC.
You can call the SEC’s toll-free number at 1-800-SEC-0330 for further information. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies like ours that file with the SEC electronically. The documents can be found by searching the EDGAR archives at the SEC’s website. Our SEC filings and other information about us may also be obtained from our website at www.aam.com, although information on our website does not constitute a part of this prospectus supplement. Material that we have filed may also be inspected at the library of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make

S-ii

with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) until the offering of the notes covered by this prospectus supplement has been completed.
We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 12, 2021.

•
Holdings’ proxy statement on Schedule 14A filed with the SEC on March 25, 2021 (to the extent incorporated into Part III of Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020).

•
Holdings’ Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 7, 2021 and July 30, 2021, respectively.

•
Holdings’ Current Report on Form 8-K dated May 12, 2021, June 14, 2021 and July 13, 2021.

•
The description of Holdings’ common stock contained in Holdings’ Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act including any amendment or report updating such description.

The documents incorporated by reference in this prospectus supplement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:
American Axle & Manufacturing Holdings, Inc.
Attention: Investor Relations
One Dauch Drive
Detroit, Michigan 48211-1198
Telephone Number: (313) 758-4814
Except as provided above, no other information, including, but not limited to, information on our website is incorporated by reference in this prospectus supplement.
FORWARD-LOOKING STATEMENTS
In this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” “target,” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed under “Risk Factors” in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and Quarterly Report on Form 10-Q for the three months ended June 30, 2021, and in this prospectus supplement as well as the following:
•
significant disruptions in production, sales and/or supply as a result of public health crises, including pandemic or epidemic illness such as Novel Coronavirus (“COVID-19”), or otherwise;

S-iii

•
global economic conditions;

•
reduced purchases of our products by General Motors Company (GM), Stellantis N.V. (Stellantis), Ford Motor Company (Ford) or other customers;

•
our ability to respond to changes in technology, increased competition or pricing pressures;

•
our ability to develop and produce new products that reflect market demand;

•
lower-than-anticipated market acceptance of new or existing products;

•
our ability to attract new customers and programs for new products;

•
reduced demand for our customers’ products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Stellantis and Ford);

•
risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), immigration policies, political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations);

•
supply shortages, such as the semiconductor shortage that the automotive industry is currently experiencing, or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of pandemics, natural disasters or otherwise;

•
a significant disruption in operations at one or more of our key manufacturing facilities;

•
negative or unexpected tax consequences;

•
risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attacks and other similar disruptions;

•
availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants;

•
our customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes;

•
an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values;

•
liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;

•
our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis;

•
risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at our facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage;

•
our ability to maintain satisfactory labor relations and avoid work stoppages;

•
our suppliers’, our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages;

•
our ability to achieve the level of cost reductions required to sustain global cost competitiveness;

•
our ability to realize the expected revenues from our new and incremental business backlog;

•
price volatility in, or reduced availability of, fuel;

•
our ability to protect our intellectual property and successfully defend against assertions made against us;

S-iv

•
adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products;

•
our ability or our customers’ and suppliers’ ability to comply with regulatory requirements and the potential costs of such compliance;

•
changes in liabilities arising from pension and other postretirement benefit obligations;

•
our ability to attract and retain key associates; and

•
other unanticipated events and conditions that may hinder our ability to compete.

It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. Any forward-looking statement made by us speaks only as of the date on which we made it. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary it may not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as any related free writing prospectus and the information incorporated by reference, before making an investment decision. Some of the statements in this “Summary” are forward-looking statements. Please see “Forward-Looking Statements” for more information regarding these statements.
Our Business
We are a global Tier 1 supplier to the automotive industry. We design, engineer and manufacture driveline and metal forming technologies that are making the next generation of vehicles smarter, lighter, safer and more efficient. We employ approximately 20,000 associates, operating at nearly 80 facilities in 17 countries, to support our customers on global and regional platforms with a focus on quality, operational excellence and technology leadership.
We are a primary supplier of driveline components to General Motors Company (GM) for its full-size rear-wheel drive (RWD) light trucks, sport utility vehicles (SUVs), and crossover vehicles manufactured in North America, supplying a significant portion of GM’s rear axle and four-wheel drive and all-wheel drive (4WD/AWD) axle requirements for these vehicle platforms. We also supply GM with various products from our Metal Forming segment. Sales to GM were approximately 38% of our consolidated net sales in the first six months of 2021, 40% in the first six months of 2020, and 39% for the full year 2020.
We also supply driveline system products to Stellantis N.V. (Stellantis) for programs including the heavy-duty Ram full-size pickup trucks and its derivatives, the AWD Chrysler Pacifica and the AWD Jeep Cherokee. In addition, we sell various products to Stellantis from our Metal Forming segment. Sales to Stellantis were approximately 19% of our consolidated net sales in the first six months of 2021, 16% in the first six months of 2020, and 19% for the full year 2020.
We are also a supplier to Ford Motor Company (Ford) for driveline system products on certain vehicle programs, including the Ford Bronco Sport, Ford Edge, Ford Escape and Lincoln Nautilus, and we sell various products to Ford from our Metal Forming segment. Sales to Ford were approximately 11% of our consolidated net sales in the first six months of 2021, and were approximately 12% for both the first six months of 2020 and the full year 2020.

THE OFFERING
The following is a brief summary of the terms of this offering of the notes and the guarantees. For a more complete description, see “Description of the Notes” in this prospectus supplement and the accompanying prospectus.
Issuer
American Axle & Manufacturing, Inc.
Notes Offered
$600 million aggregate principal amount of    % senior notes due October 1, 2029.
Maturity
The notes will mature on October 1, 2029, unless redeemed earlier by us as described in “Description of the Notes — Optional Redemption.”
Interest Payment Dates
April 1 and October 1 of each year, beginning on April 1, 2022. Interest will accrue from      , 2021.
Guarantees
The notes will be unconditionally guaranteed on a senior unsecured basis, jointly and severally, by Holdings, MPG and each of AAM Inc.’s and MPG’s subsidiaries that guarantees our obligations under the Senior Secured Credit Facilities (as defined herein), and certain of Holdings’ future subsidiaries. See “Description of the Notes — Guarantees.”
At the time the notes are assigned an investment grade rating by both S&P Global Ratings, a division of S&P Global, Inc. (“Standard & Poor’s”), and Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation (“Moody’s Investors Service”), and no default or event of default has occurred or is continuing, we may elect to suspend the subsidiary guarantees. If either rating on the notes should subsequently decline to below investment grade, the subsidiary guarantees will be reinstated.
Ranking
The notes will be our senior unsecured obligations and, as guaranteed, will rank equally in right of payment to the senior indebtedness of AAM Inc. and the Guarantors (as defined herein), effectively junior to all of the secured indebtedness (including obligations with respect to the Credit Agreement (as defined herein)) of AAM Inc., Holdings and the Subsidiary Guarantors, to the extent of the value of the assets securing that indebtedness, and effectively junior to all indebtedness and other liabilities of Holdings’ non-guarantor Subsidiaries (as defined herein). See “Description of the Notes — Ranking.”
As of June 30, 2021, after giving effect to the offering of the notes, the planned redemption of the remaining $600 million principal amount of our 6.25% Notes (as defined herein) and the previously completed voluntary redemption of $100 million principal amount of our 6.25% Notes in July 2021, there would have been outstanding:
•
$3,064.5 million of senior indebtedness of AAM Inc., of which $1,164.5 million is secured, exclusive of unused commitments of $895.2 million under the Credit Agreement;

•
no outstanding secured or unsecured senior indebtedness of the Guarantors (excluding guarantees of AAM Inc. indebtedness); and

•
$108.7 million of total indebtedness of the non-guarantor Subsidiaries of Holdings. See “Use of Proceeds.”

Optional Redemption
Prior to October 1, 2024, we will have the option to redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus the Applicable Premium (as described in this prospectus supplement under “Description of the Notes — Optional Redemption”) as of, and accrued and unpaid interest to, the redemption date. Beginning on October 1, 2024, we may redeem some or all of the notes at the redemption prices set forth in this prospectus supplement under “Description of the Notes — Optional Redemption” plus accrued and unpaid interest to the redemption date.
In addition, on any one or more occasions prior to October 1, 2024, we may redeem up to 40% of the original principal amount of the notes with the net cash proceeds of one or more equity offerings at a redemption price of    % of the principal amount thereof, plus accrued and unpaid interest to the redemption date.
Change of Control
Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require us to repurchase some or all of your notes equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes — Change of Control” in this prospectus supplement.
Covenants
The terms of the notes contain covenants for your benefit. These covenants restrict Holdings’, AAM Inc.’s and the Subsidiary Guarantors’ ability, with certain exceptions, to:
•
engage in consolidations and mergers or sell or transfer assets;

•
incur debt secured by certain liens; and

•
engage in certain sale and leaseback transactions.

See “Description of the Notes — Material Covenants” in this prospectus supplement and the accompanying prospectus.
Use of Proceeds
We intend to use the net proceeds from the offering, together with cash on hand, to fund the redemption of 100% of our remaining 6.25% Notes, including the payment of accrued interest. See “Use of Proceeds.”
Form and Denomination
The notes will be issued in minimum denominations of $1,000 and any integral multiples thereof.
Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA
The summary consolidated financial data for Holdings for each of the years ended December 31, 2020, 2019 and 2018 (other than the December 31, 2018 balance sheet data) have been derived from our audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. The summary consolidated financial data for Holdings for the six months ended June 30, 2021 and 2020 (other than the June 30, 2020 balance sheet data) have been derived from our unaudited consolidated financial statements included in our Form 10-Q for the six months ended June 30, 2021, which is incorporated by reference herein.
This financial data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
	Years Ended December 31,			Six Months Ended June 30,
	2020	2019	2018	2021	2020
	(in millions, except per share data)
Statement of operations data
Net sales	$4,710.8	$6,530.9	$7,270.4	$2,708.4	$1,858.8
Gross profit	582.7	902.6	1,140.4	417.1	96.4
Selling, general and administrative expenses	313.9	364.7	385.7	176.2	164.1
Amortization of intangibles	86.6	95.4	99.4	42.9	43.4
Impairment charges	510.0(a)	665.0(a)(b)	485.5(a)	—	510.0(a)
Restructuring and acquisition-related costs	67.2	57.8	78.9	33.4	28.9
Gain (loss) on sale of business	(1.0)(b)	(21.3)(b)	15.5(c)	(2.7)	(1.0)
Operating income (loss)	(396.0)	(301.6)	106.4	161.9	(651.0)
Net interest expense	200.7	211.5	214.3	95.5	100.3
Gain on bargain purchase of business	—	10.8(d)	—	—	—
Gain on settlement of capital lease	—	—	15.6(e)	—	—
Net income (loss)	(561.1)(f)(g)	(484.1)(f)(g)(h)	(56.8)(f)(g)	54.6(f)(g)	(714.4)(f)(g)
Net income (loss) attributable to AAM	(561.3)(f)(g)	(484.5)(f)(g)(h)	(57.5)(f)(g)	54.6(f)(g)	(714.5)(f)(g)
Diluted earnings (loss) per share	$(4.96)	$(4.31)	$(0.51)	$0.46	$(6.33)
Balance sheet data
Cash and cash equivalents	$557.0	$532.0	$476.4	$587.7	$893.3
Total assets	5,916.3	6,644.6	7,510.7	5,844.9	6,055.0
Total long-term debt, net	3,441.3	3,612.3	3,686.8	3,118.5	3,561.4
Total AAM stockholders’ equity	370.5	977.6	1,483.9	441.3	196.2
Dividends declared per share	—	—	—	—	—

	Years Ended December 31,			Six Months Ended June 30,
	2020	2019	2018	2021	2020
	(in millions)
Statement of cash flows data
Cash provided by (used in) operating activities	$454.7	$559.6	$771.5	$346.2	$(3.1)
Cash used in investing activities	(218.4)	(306.6)	(478.2)	(74.3)	(108.8)
Cash provided by (used in) financing activities	(214.5)	(200.0)	(184.5)	(240.2)	480.2
Other data
Depreciation and amortization	$521.9	$536.9	$528.8	$285.6	$268.7
Capital expenditures	215.6	433.3	524.7	82.4	105.6
Proceeds (payments) from sale of business, net	—	141.2(b)	47.1(c)	(0.7)	(4.4)
Acquisition of business, net of cash acquired	—	9.4	1.3	4.9	—
Purchase buyouts of leased equipment	0.1	0.9	0.5	—	0.2

(a)
In 2020, we recorded a goodwill impairment charge for both our Driveline and Metal Forming reporting units totaling $510.0 million due to the significant reduction in global automotive production volumes as a result of the impact of COVID-19. In 2019, we recorded a goodwill impairment charge of $440 million associated with the annual goodwill impairment test for our Metal Forming reporting unit. In 2018, we recorded a goodwill impairment charge associated with the annual goodwill impairment test for our former Casting and Powertrain reporting units totaling $485.5 million.

(b)
In 2019, we completed the sale of our U.S. Casting operations for $245 million, consisting of $185 million in cash, of which we received net proceeds of $141.2 million subsequent to certain customary closing adjustments, and a $60 million deferred payment obligation. In 2019, we recorded a charge of $225 million to reduce the carrying value of our U.S. Casting operations to fair value less cost to sell upon reclassification of the assets and liabilities to held-for-sale, and a loss of $21.3 million upon deconsolidation at closing. In 2020, we finalized certain customary post-closing adjustments associated with this sale and recorded an additional loss of $1.0 million.

(c)
In 2018, we completed the sale of the aftermarket business associated with our former Powertrain segment for approximately $50 million, of which we received net proceeds of $47.1 million. As a result of the sale, we recorded a $15.5 million gain.

(d)
In 2019, we recognized a gain on bargain purchase of $10.8 million associated with the acquisition of certain operations of Mitec Automotive AG.

(e)
In 2018, we reached a settlement agreement related to a capital lease obligation that we had recognized as a result of the acquisition of MPG. This settlement resulted in a gain of $15.6 million, including accrued interest.

(f)
For 2020, these amounts include goodwill impairment charges of $510.0 million for which there was no corresponding tax benefit, and approximately $53.1 million of restructuring and acquisition-related costs, net of tax. For 2019, these amounts include impairment charges of $617.8 million, net of tax, and approximately $45.6 million of restructuring and acquisition-related costs, net of tax. For 2018, these amounts include goodwill impairment charges of $400.3 million, net of tax, and approximately $62.4 million of restructuring and acquisition-related costs, net of tax. For the six months ended June 30, 2021, these amounts include approximately $26.4 million of restructuring and acquisition-related costs, net of tax. For the six months ended June 30, 2020, these amounts include goodwill impairment charges of $510.0 million for which there was no corresponding tax benefit, and approximately $22.8 million of restructuring and acquisition-related costs, net of tax.

(g)
Includes charges of $6.2 million, net of tax, in 2020, $6.6 million, net of tax, in 2019, $15.3 million, net of tax, in 2018, $1.9 million, net of tax, in the six months ended June 30, 2021, and $1.2 million, net of tax, in the six months ended June 30, 2020 related to debt refinancing and redemption costs.

(h)
In 2019, we offered a voluntary one-time lump sum payment option to certain eligible terminated vested participants in our U.S. pension plans that, if accepted, would settle our pension obligations to them. As a result of this settlement, we remeasured the assets and liabilities of our U.S. pension plans, which resulted in a non-cash charge of approximately $7.7 million, net of tax, related to the accelerated recognition of certain deferred losses.
EBITDA and Adjusted EBITDA(a)
	Year Ended December 31,			Six Months Ended June 30,
(in millions, except percentages)	2020	2019	2018	2021	2020
Net income (loss)	$(561.1)	$(484.1)	$(56.8)	$54.6	$(714.4)
Interest expense	212.3	217.3	216.3	101.0	106.1
Income tax expense (benefit)	(49.2)	(48.9)	(57.1)	11.2	(40.6)
Depreciation and amortization	521.9	536.9	528.8	285.6	268.7
EBITDA	$123.9	$221.2	$631.2	$452.4	$(380.2)
Restructuring and acquisition-related costs	67.2	57.8	78.9	33.4	28.9
Debt refinancing and redemption costs	7.9	8.4	19.4	2.4	1.5
Loss (gain) on sale of business	1.0	21.3	(15.5)	2.7	1.0
Impairment charges	510.0	665.0	485.5	—	510.0
Pension settlement	0.5	9.8	—	—	—
Non-recurring items(b)	9.3	(13.2)	(15.6)	(5.4)	—
Adjusted EBITDA	$719.8	$970.3	$1,183.9	$485.5	$161.2
as % of net sales	15.3%	14.9%	16.3%	17.9%	8.7%

(a)
We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain (loss) on the sale of a business, impairment charges, pension settlements and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)
The six months ended June 30, 2021 and the full year 2020, include charges net of recoveries of $(5.4) million and $9.3 million respectively, associated with a significant industrial fire, which occurred on September 22, 2020, at Holdings’ Malvern Manufacturing Facility in Ohio (Malvern Fire). In 2019, includes a net gain of $10.8 million of recognized gain on bargain purchase associated with the acquisition of certain operations of Mitec Automotive AG and $2.4 million of other non-recurring items. In 2018, includes a net gain of $15.6 million in connection with the settlement of capital lease obligations.

RISK FACTORS
You should carefully consider the specific risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes. See Item 1A “Risk Factors” in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and June 30, 2021. Some factors in this section are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Forward-Looking Statements.”
The notes do not restrict our ability to incur additional unsecured debt, including debt of our subsidiaries, or prohibit us from taking other action that could negatively impact holders of the notes and the notes will be structurally subordinated to the debt and other liabilities of subsidiaries that do not guarantee the notes.
We are not restricted under the terms of the indenture or the notes from incurring additional indebtedness, including indebtedness of our subsidiaries.
Not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, including any of our foreign subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those entities before any assets are made available for distribution to us. As a result, the notes will effectively be subordinated to the prior payment of all of the liabilities of our non-guarantor subsidiaries.
As of June 30, 2021, the non-guarantor Subsidiaries of AAM Inc. and MPG had total assets (net of intercompany receivables) of $2,875.1 million and total liabilities (net of intercompany notes and payables) of $1,092.4 million (including indebtedness of $108.7 million). In addition, on a consolidated basis, AAM had consolidated indebtedness of $3,235.0 million, net of debt issuance costs of $38.2 million. We also had approximately $895.2 million of secured debt available for additional borrowing under our Revolving Credit Facility (as defined herein) (after taking into account $29.8 million for standby letters of credit issued against the facility). The terms of the indenture limit our ability to secure additional debt without also securing the notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See “— The notes are unsecured and effectively subordinated to our existing and future secured indebtedness” and “Description of the Notes — Material Covenants” in the prospectus supplement and the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due.
The notes are unsecured and effectively subordinated to our existing and future secured indebtedness.
Our obligations under the notes will not be secured by any of our assets, while our obligations under the Senior Secured Credit Facilities are secured on a first priority basis by all or substantially all of the assets of Holdings, AAM Inc. and each Subsidiary Guarantor, including a pledge of all capital stock of AAM Inc. and the Subsidiary Guarantors and a portion of the capital stock of the first tier foreign subsidiaries of Holdings, AAM Inc. and the Subsidiary Guarantors. Therefore, the lenders under the Senior Secured Credit Facilities and holders of any other secured debt that we or our subsidiaries may incur in the future, will have claims with respect to these assets that have priority over the claims of the holders of the notes.
In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, holders of secured obligations will be entitled to be paid to the extent of the value of the assets securing such debt. Thereafter, holders of the notes will participate ratably with all holders of our other senior unsecured indebtedness, based upon the respective amounts owed to each holder or creditor, in our remaining assets, if any. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness.
As of June 30, 2021, we had $1,164.5 million of secured indebtedness outstanding and approximately $895.2 million of secured debt available for additional borrowing under our Revolving Credit Facility

(as defined herein) (after taking into account $29.8 million for standby letters of credit issued against the facility). See “Description of Certain Other Indebtedness.”
Our significant indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.
We have now and will continue to have a significant amount of indebtedness. As of June 30, 2021, our total outstanding indebtedness was approximately $3,235.0 million, net of debt issuance costs of $38.2 million, of which $1,164.5 million was secured, and we had $895.2 million available for additional secured borrowing under our Senior Secured Credit Facilities.
Our significant indebtedness could have material consequences. For example, it could:
•
make it more difficult for us to satisfy our debt obligations;

•
increase our vulnerability to general adverse economic and industry conditions;

•
impair our ability to obtain additional financing in the future for working capital needs;

•
limit the amount of cash available for capital expenditures and other activities, including acquisitions and general corporate purposes;

•
require us to dedicate a substantial portion of our cash flows from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund working capital needs, capital expenditures, acquisitions and other general corporate purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
place us at a disadvantage compared to our competitors that have less indebtedness; and

•
expose us to higher interest expense in the event of increases in interest rates to the extent any of our indebtedness bears interest at a variable rate.

Any of these risks could impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.
To service our indebtedness and fund our working capital and capital expenditures, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
Our ability to make payments on our indebtedness will depend upon our future operating performance and our ability to generate cash flow in the future, which are subject to the impact of COVID-19, and general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us, in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If the cash flow from our operating activities is insufficient, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our indebtedness prior to maturity, selling assets or operations or seeking additional equity capital. Any or all of these actions may be insufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on commercially reasonable terms, if at all.
We may be unable to refinance our outstanding indebtedness, including the notes.
We may need to refinance all or a portion of our indebtedness before the maturity date of the notes, including indebtedness under the indentures governing our senior notes. To the extent they remain outstanding, our 6.25% senior unsecured notes are due in 2026 (the “6.25% Notes due 2026”), our 6.50% senior unsecured notes are due in 2027 (the “6.50% Notes”) and our 6.875% unsecured notes are due in 2028 (the “6.875% Notes”). There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.

Covenants in our Credit Agreement, indenture and agreements that we may enter into in the future may limit our ability to operate our business.
The Senior Secured Credit Facilities contains covenants that restrict our ability to make distributions or other payments to our investors. In addition, these agreements include covenants restricting the ability, among other things, of AAM Inc. to:
•
make certain investments;

•
declare or pay dividends or distributions on capital stock;

•
redeem or repurchase capital stock and certain debt obligations;

•
incur liens;

•
incur indebtedness; and

•
merge, make acquisitions and sell assets.

These restrictions could limit our ability to make borrowings, obtain debt financing, repurchase stock, refinance or pay principal or interest on our outstanding indebtedness, complete acquisitions for cash or debt or react to changes in our operating environment. Any credit agreement or indenture that we may enter into in the future may have similar restrictions.
If we default under the Credit Agreement or any of our indentures because of a covenant breach or otherwise, all outstanding amounts thereunder could become immediately due and payable. We cannot assure you that we will be able to obtain a waiver under any credit agreement, indenture or similar instrument in the future should a default occur. We cannot assure you that we would have sufficient funds to repay all of the outstanding amounts under the Credit Agreement, indenture governing our senior secured notes and indentures governing our senior unsecured notes and the notes offered hereby, and any acceleration of amounts due would have a material adverse effect on our liquidity and financial condition.
A significant portion of our assets consists of goodwill and intangible assets.
As of June 30, 2021, approximately 16% of our assets consisted of goodwill and intangible assets. The value of our assets and, in particular, our intangible assets will depend on market conditions, the availability of buyers and similar factors. By their nature, our intangible assets may not have a readily ascertainable market value or may not be readily saleable or, if saleable, there may be substantial delays in their liquidation.
We depend on cash from our subsidiaries to service our debt. If we do not receive cash distributions, dividends or other payments from our subsidiaries, we may be unable to make payments on the notes.
We are dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, our subsidiaries to provide the funds necessary to meet our debt service obligations, including the required payments on the notes. If we do not receive such cash distributions, dividends or other payments from our subsidiaries, we may be unable to pay the principal or interest on the notes. In addition, the Subsidiary Guarantors will rely on subsidiaries of their own as a source of funds to meet any obligations that might arise under their guarantees.
Generally, the ability of a subsidiary to make cash available to its parent is affected by its own operating results and is subject to applicable laws and contractual restrictions contained in its debt instruments and other agreements.
Although the Senior Secured Credit Facilities limit the extent to which our subsidiaries may restrict their ability to make dividend and other payments to us, these limitations are subject to significant qualifications and exceptions. As a result, although our subsidiaries may have cash, we or our Subsidiary Guarantors may be unable to obtain that cash to satisfy our obligations under the notes or the guarantees, as applicable.

Holdings’ guarantee provides little, if any, additional credit support for the notes.
Holdings is a holding company whose only material asset is the capital stock of AAM Inc. and MPG. Holdings’ sole source of operating income and cash flow is currently derived from AAM Inc. and MPG. Accordingly, Holdings is dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, AAM Inc. and MPG to provide the funds necessary to meet its obligations under its guarantee. As a result, Holdings’ guarantee provides little, if any, additional credit support for the notes.
We may be unable to repurchase the notes upon a change of control.
Under the indenture governing the notes offered hereby, each holder of notes may require us to repurchase all of such holder’s notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if certain “change of control” events occur. See “Description of the Notes — Change of Control.”
However, it is possible that we will not have sufficient funds when required under the indenture to make the required repurchase of the notes. If we fail to repurchase notes in that circumstance, we will be in default under the indenture governing the notes. If we are required to repurchase a significant portion of the notes, we may require third party financing. We cannot be sure that we would be able to obtain third party financing on acceptable terms, or at all.
The agreements governing our other indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a change of control or an asset sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer could cause a default under these other agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibition. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then existing financial resources.
There may be no public trading market for the notes.
We have not applied and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. As a result, a market for the notes may not develop or, if one does develop, it may not be maintained. If an active market for the notes fails to develop or be sustained, the trading price and liquidity of the notes could be adversely affected.
If you are able to resell your notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.
If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:
•
our financial performance;

•
the amount of indebtedness we have outstanding;

•
the market for similar securities;

•
market interest rates;

•
the redemption (if any) and repayment features of the notes to be sold; and

•
the time remaining to maturity of your notes.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.
Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.
An adverse rating of the notes may cause their trading price to fall.
If a rating agency rates the notes, it may assign a rating that is lower than the ratings assigned to our other debt. Rating agencies also may lower ratings on the notes or our other debt in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings of our debt in the future, the trading price of the notes could significantly decline.
The indenture governing the notes will not include many of the covenants typically associated with comparably rated debt securities.
Although the notes are expected to be rated below investment grade at the time of this offering by both Standard & Poor’s and Moody’s Investors Service, they lack the protection for holders of a number of restrictive covenants typically associated with comparably rated public debt securities, including limitations on the incurrence of additional unsecured indebtedness, payment of dividends and other restricted payments, sale of assets and the use of proceeds therefrom, transactions with affiliates and dividend and other payment restrictions affecting subsidiaries. The primary restrictive covenants contained in the indenture under which the notes will be issued will limit only AAM Inc.’s ability, Holdings’ ability and the Subsidiary Guarantors’ ability to create certain liens, enter into certain sale-leaseback transactions and consolidate, merge or transfer assets.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.
AAM Inc.’s creditors or the Subsidiary Guarantors’ creditors could challenge the issuance of the notes and the related guarantees as fraudulent conveyances or on other grounds. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the notes or the guarantees could be found to be a fraudulent transfer and declared void if a court determined that AAM Inc. or the relevant Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by the note or its guarantee, as applicable, (1) delivered the note or guarantee, as applicable, with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the note or guarantee, as applicable, and any of the following three conditions apply:
•
AAM Inc. or the guarantor was insolvent or rendered insolvent by reason of delivering the note or guarantee;

•
AAM Inc. or the guarantor was engaged in a business or transaction for which AAM Inc.’s or the guarantor’s remaining assets constituted unreasonably small capital; or

•
AAM Inc. or the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

In addition, any payment by AAM Inc. or that guarantor pursuant to the notes or its guarantee, as applicable, could be voided and required to be returned to AAM Inc. or that guarantor, or to a fund for the benefit of the creditors of AAM Inc. or that guarantor, as applicable. In any such case, the right of noteholders to receive payments in respect of the notes from AAM Inc. or any such guarantor, as applicable, would be effectively subordinated to all indebtedness and other liabilities of AAM Inc. or that guarantor.
The indenture governing the notes will limit the liability of each Subsidiary Guarantor on its guarantee to the maximum amount that such Subsidiary Guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due.

If a court declares the notes or guarantees to be void, or if the notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us or any amounts payable on the notes would, with respect to amounts claimed against AAM Inc. or the guarantors, be subordinated to our indebtedness and the indebtedness of our guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, AAM Inc. or a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that AAM Inc. on a consolidated basis, after giving effect to the issuance of the notes and the guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.
A financial failure by any Subsidiary Guarantor may hinder payment on the notes, as well as the enforcement of remedies under any subsidiary guarantees.
If any of the Subsidiary Guarantors subsequently becomes a debtor subject to insolvency proceedings under the bankruptcy code, it may result in delays in the payment of the notes and in the exercise of enforcement remedies under the notes or any subsidiary guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, limitations of collectability of unmatured interest or attorneys’ fees and forced restructuring of the notes.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
If the notes are rated investment grade at any time by both Standard & Poor’s and Moody’s Investors Service and no default or event of default has occurred or is continuing, AAM Inc. may elect to suspend the guarantees of the Subsidiary Guarantors, and the holders of the notes will lose the protection of these guarantees.
The indenture governing the notes contains guarantees by the Subsidiary Guarantors that may, at the election of AAM Inc., be suspended and cease to have any effect from and after the first date when the notes are rated investment grade by both Standard & Poor’s and Moody’s Investors Service. If at any time after such suspension or cessation the credit rating of the notes is downgraded from an investment grade rating by Standard & Poor’s or Moody’s Investors Service, then the guarantees by the Subsidiary Guarantors will be reinstated. See “Description of the Notes — Material Covenants — Future subsidiary guarantors.”

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $      , after deducting the underwriting discounts and our expenses related to this offering, which are payable by us.
We intend to use the net proceeds of the offering, together with cash on hand, to fund the redemption of 100% of our remaining 6.25% senior unsecured notes due 2025 (the “6.25% Notes”), including the payment of accrued interest. On July 14, 2021, we redeemed $100.0 million in aggregate principal amount of our 6.25% Notes. As of the date of this prospectus supplement, $600 million aggregate principal amount of our 6.25% Notes remain outstanding. Our 6.25% Notes bear interest at the rate of 6.25% per year and mature on April 1, 2025.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and actual capitalization as of June 30, 2021 and our consolidated cash and cash equivalents and capitalization as adjusted to give effect to the offering of the notes and the planned redemption of the remaining $600 million principal amount of our 6.25% Notes in accordance with the terms of the indenture governing the 6.25% Notes, as well as the previously completed voluntary redemption of $100 million of our 6.25% Notes in July 2021. See “Use of Proceeds.” This table should be read in conjunction with “Use of Proceeds” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements included in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the six months ended June 30, 2021, which are incorporated by reference herein.
	As of June 30, 2021
(dollars in millions)	Historical	As Adjusted
Cash and cash equivalents(1)	$587.7	$456.8
Total debt:
Revolving Credit Facility(2)	—	—
Term Loan A Facility	314.5	314.5
Term Loan B Facility	850.0	850.0
6.875% Notes due 2028	400.0	400.0
6.50% Notes due 2027	500.0	500.0
6.25% Notes due 2026	400.0	400.0
6.25% Notes due 2025(3)	700.0	—
% Notes due 2029 offered hereby	—	600.0
Foreign credit facilities and other	108.7	108.7
Total debt	3,273.2	3,173.2
Stockholders’ equity:
Common stock, par value $0.01 per share; 150.0 million shares authorized; 122.5 million shares issued	1.3	1.3
Paid-in capital	1,343.3	1,343.3
Accumulated Deficit(4)	(265.2)	(296.6)
Treasury stock at cost, 8.4 million shares	(216.2)	(216.2)
Accumulated other comprehensive loss, net of tax	(421.9)	(421.9)
Noncontrolling interests in subsidiaries	—	—
Total stockholders’ equity	441.3	409.9
Total capitalization	$3,714.5	$3,583.1

(1)
Reflects the impact of our voluntary redemption of $100 million of our 6.25% Notes in July 2021, $3.1 million premium associated with such redemption, $9.0 million in anticipated fees in connection with the notes offering, as well as the assumed premium of $18.8 million related to the planned redemption of the remaining outstanding 6.25% Notes.

(2)
As of June 30, 2021, we had $895.2 million of borrowing capacity available under the Revolving Credit Facility (after taking into account $29.8 million for standby letters of credit issued against the facility).

(3)
Assumes the retirement of 100% of the outstanding 6.25% Notes pursuant to the planned redemption. If the planned redemption is not consummated or less than 100% of the outstanding 6.25% Notes are redeemed pursuant thereto, the amount of cash and cash equivalents will increase by the amount of net proceeds from this offering that would have been applied to redeem such unredeemed notes.

(4)
Includes approximately $26.9 million in costs related to the planned redemption of the outstanding 6.25% Notes following completion of this offering, as well as $4.5 million in costs related to the July 2021 voluntary redemption.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
In 2017, Holdings and AAM Inc. entered into the Credit Agreement (as defined below). In connection with the Credit Agreement, Holdings, AAM Inc. and certain of their restricted subsidiaries entered into a Collateral Agreement and Guarantee Agreement with the financial institutions party thereto. The Credit Agreement, as amended in July 2019 by the first amendment thereto (the “First Amendment”), includes a $340 million term loan A facility (the “Term Loan A Facility”), a $1.55 billion term loan B facility (the “Term Loan B Facility”) and a $925 million multi-currency revolving credit facility (the “Revolving Credit Facility,” and together with the Term Loan A Facility and the Term Loan B Facility, the “Senior Secured Credit Facilities”).
In April 2020, Holdings, AAM Inc., and certain subsidiaries of Holdings entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement (as amended by the First Amendment, the Second Amendment and the Agreement as defined below, the “Credit Agreement”). For the period from April 1, 2020 through March 31, 2022 (the “Amendment Period”), the Second Amendment, among other things, replaced the total net leverage ratio covenant with a new senior secured net leverage ratio covenant, reduced the minimum levels of the cash interest expense coverage ratio covenant, and modified certain covenants restricting the ability of Holdings, AAM and certain subsidiaries of Holdings to create, incur, assume or permit to exist certain additional indebtedness and liens and to make certain restricted payments, voluntary payments and distributions. The Second Amendment also increased the maximum levels of the total net leverage ratio covenant after the Amendment Period, modified the applicable margin with respect to interest rates under the Term Loan A Facility due 2024 and interest rates and commitment fees under the Revolving Credit Facility, and increased the minimum adjusted London Interbank Offered Rate for Eurodollar-based loans under the Term Loan A Facility due 2024 and Revolving Credit Facility. The applicable margin for the Term Loan B Facility remains unchanged.
In June 2021, Holdings, AAM, Inc., and certain subsidiaries of Holdings entered into an agreement (the “Agreement”) amending the Second Amendment to the Credit Agreement. For the Amendment Period, the Agreement modified a covenant in the Second Amendment restricting the ability of Holdings, AAM and certain subsidiaries of Holdings to make certain voluntary payments and distributions of, or in respect of, certain senior unsecured notes of AAM during the Amendment Period, which modification permits voluntary payments and redemptions of the 6.25% Notes.
At June 30, 2021, we had $895.2 million available under the Revolving Credit Facility. This availability takes into account $29.8 million for standby letters of credit issued against the Revolving Credit Facility.
The Senior Secured Credit Facilities provide back-up liquidity for our foreign credit facilities. We intend to use the availability of long-term financing under the Senior Secured Credit Facilities to refinance any current maturities related to such debt agreements that are not otherwise refinanced on a long-term basis in their local markets, except where otherwise reclassified to Current portion of long-term debt on our Condensed Consolidated Balance Sheet.
6.50% Notes due 2027 and 6.25% Notes due 2025
On March 23, 2017, we issued $700.0 million in aggregate principal amount of 6.25% senior notes due 2025 and $500.0 million in aggregate principal amount of 6.50% senior notes due 2027. Proceeds from the 6.25% Notes and the 6.50% Notes, together with borrowings under the Senior Secured Credit Facilities, were used primarily to fund the cash consideration related to our acquisition of MPG, related fees and expenses, refinance certain existing indebtedness of MPG and borrowings under our previous revolving credit facility, which has been replaced by our new Revolving Credit Facility. We incurred debt issuance costs of $37.2 million in 2017 related to the 6.25% Notes and the 6.50% Notes.
On July 14, 2021, we redeemed $100.0 million in aggregate principal amount of our 6.25% Notes. We expensed approximately $1.4 million for the write-off of a portion of the unamortized debt issuance costs that we had been amortizing over the expected life of the borrowing, and approximately $3.1 million for the payment of an early redemption premium associated with this redemption.

6.25% Notes Due 2026
In 2018, we issued $400.0 million in aggregate principal amount of 6.25% senior notes due 2026. Proceeds from the 6.25% Notes due 2026 were used primarily to fund the tender offer for and subsequent redemption of our previously outstanding 6.25% senior notes due 2021. We paid debt issuance costs of $6.6 million during 2018 related to the 6.25% Notes due 2026.
6.875% Notes Due 2028
In 2020, we issued $400.0 million of 6.875% senior unsecured notes due 2028. Net proceeds from the 6.875% Notes were used to fund the purchase and redemption of our previously outstanding 6.625% senior notes due 2022, including the payment of accrued interest, and the remainder for general corporate purposes.
Foreign Credit Facilities
We utilize local currency credit facilities to finance the operations of certain foreign subsidiaries. At June 30, 2021, $108.7 million was outstanding under our foreign credit facilities, as compared to $88.8 million at December 31, 2020.
At June 30, 2021, an additional $60.7 million was available under our foreign credit facilities.

DESCRIPTION OF THE NOTES
We will issue    % senior notes due October 1, 2029 (the “notes”) pursuant to an indenture dated as of November 3, 2011, as amended and supplemented from time to time, among American Axle & Manufacturing, Inc., as issuer, American Axle & Manufacturing Holdings, Inc., as guarantor, the Subsidiary Guarantors (as defined herein), and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is only a summary of the material provisions of the notes and the indenture. This description does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture. We urge you to read the indenture and the form of the notes, which you may obtain from us upon request. You will find the definitions of capitalized terms used in this description under the heading “— Certain Definitions.” As used in this description, all references to the “Issuer,” “we,” “us” or “our” mean American Axle & Manufacturing, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, all references to “Holdings” mean American Axle & Manufacturing Holdings, Inc., our parent corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, and all reference to “MPG” mean Metaldyne Performance Group Inc., a wholly owned subsidiary of Holdings, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Holdings has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of the Issuer and MPG.
General
The notes initially will be limited to $600 million aggregate principal amount. The indenture provides that we have the ability to issue additional notes in series, including additional notes of the same series, having the same ranking and the same interest rate, maturity and other terms, as the notes issued hereby. Any additional notes having the same terms as the notes offered hereby and designated as the same series and class of notes will, together with the notes offered hereby, constitute a single series of the notes under the indenture. However, in the event that any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such non-fungible additional notes will be issued with a separate CUSIP number so that they are distinguishable from the notes. The notes will mature on October 1, 2029. The notes will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York.
The notes will bear interest at the rate of    % per year on the principal amount from      , 2021, or from the most recent date to which interest has been paid or provided for, until October 1, 2029. Interest will be payable on the notes semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2022, to holders of record at the close of business on the March 15 or September 15 immediately preceding such interest payment date. Each payment of interest on the notes will include interest accrued from the period commencing on and including the immediately preceding interest payment day (or, if none,      , 2021) through the day before the applicable interest payment date (or redemption date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day.
Interest will cease to accrue on a note upon its maturity or redemption. We may not reissue a note that has matured or been redeemed or otherwise canceled, except for registration of transfer, exchange or replacement of such note.
Guarantees
Holdings, MPG and each of the other Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee on a senior unsecured basis the Issuer’s obligations under the notes and the indenture.
Each guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically, fully and unconditionally released and discharged upon:
(1)
any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary

Guarantor, or the sale or disposition of all the assets of such Subsidiary Guarantor, which sale, exchange, transfer or disposition is made in compliance with the applicable provisions of the indenture;
(2)
the exercise by the Issuer of its legal defeasance option or covenant defeasance option or the discharge of the Issuer’s obligations under the indenture in accordance with the terms of the indenture; or

(3)
the election of the Issuer to effect such a release following the Suspension Date as described under “— Material Covenants — Future subsidiary guarantors.”

The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Ranking
The indebtedness evidenced by the notes and the guarantees will be unsecured and will rank pari passu in right of payment to the senior indebtedness of the Issuer and the Guarantors, respectively.
The notes are unsecured obligations of the Issuer. Secured debt and other secured obligations of the Issuer (including obligations with respect to the Credit Agreement) will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.
As of June 30, 2021, after giving effect to the offering of the notes, the planned redemption of the remaining $600 million principal amount of our 6.25% Notes, and the early redemption of $100 million principal amount of our 6.25% Notes in July 2021, there would have been outstanding:
•
$3,064.5 million of senior indebtedness of AAM Inc., of which $1,164.5 million is secured (exclusive of unused commitments of $895.2 million under the Credit Agreement);

•
no outstanding secured or unsecured senior indebtedness of the Guarantors (excluding guarantees of AAM Inc. indebtedness); and

•
$108.7 million of total indebtedness of the non-guarantor Subsidiaries of Holdings.

Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor Subsidiaries, including any of our foreign Subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those entities before any assets are made available for distribution to us. As a result, the notes will effectively be subordinated to the prior payment of all of the liabilities of our non-guarantor Subsidiaries.
As of June 30, 2021, the non-guarantor Subsidiaries of AAM Inc. and MPG had total assets (net of intercompany receivables) of $2,875.1 million and total liabilities (net of intercompany notes and payables) of $1,092.4 million (including indebtedness of $108.7 million).
Optional Redemption
On and after October 1, 2024, we will be entitled at our option to redeem all or a portion of these notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:
Period	Redemption Price
2024	%
2025	%
2026 and thereafter	100.000%

Prior to October 1, 2024, we will be entitled at our option to redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium plus accrued and unpaid interest to the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder’s registered address or delivered electronically, not less than 10 nor more than 60 days prior to the redemption date.
In addition, we may on any one or more occasions prior to October 1, 2024, redeem up to 40% of the original principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of    % of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date); provided that:
(1)
at least 60% of the original principal amount of the notes (calculated after giving effect to any issuance of additional notes) remains outstanding after each such redemption; and

(2)
the redemption occurs within 90 days after the closing of such Equity Offering.

Holders of the notes to be redeemed will receive notice of such redemption at least 10 days, but not more than 60 days, before the redemption date. At the Issuer’s option, a notice of redemption may be conditioned on the satisfaction of one or more conditions. If so conditioned, such a notice of redemption shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions have not been satisfied (or waived by the Issuer in its discretion) by the redemption date, or the redemption date so delayed. Once a notice of redemption is delivered (or, in the event of a notice of conditional redemption, once the conditions set forth therein are satisfied), the notes to be redeemed will become due and payable on the redemption date, or the redemption date so delayed, at the redemption price, plus accrued and unpaid interest to the redemption date, or the redemption date so delayed. If less than all the notes are to be redeemed at any time, the trustee will select notes to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, or the redemption date so delayed, interest will cease to accrue on the notes or portions thereof called for redemption.
Change of Control
Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each holder to repurchase all or any part of each holder’s notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. Within 30 days following any Change of Control, the Issuer will (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and (ii) send, by first-class mail or deliver electronically, with a copy to the trustee, a notice to each registered holder stating: (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the indenture and that all notes timely tendered will be accepted for payment; (2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 10 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (4) the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.
The Issuer shall comply with the requirements of Rule 14e of the Exchange Act, and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms of the notes or the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the notes or the indenture by virtue of such compliance.
On the Change of Control Payment Date, the Issuer will, to the extent lawful, (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the paying agent an amount equal to the Change of Control Purchase Price in respect of all notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuer. The paying agent will promptly mail to each registered holder of notes properly tendered the Change of Control Purchase Price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered by such holder, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.
The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein and all other provisions of the indenture and terms of the notes applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.
Material Covenants
Consolidation, merger, sale or conveyance.   (a) The indenture provides that neither the Issuer nor Holdings may consolidate with or merge into any other Person or convey, transfer or lease their properties and assets substantially as an entirety to any Person, unless:
•
the successor or transferee entity, if other than the Issuer or Holdings, as the case may be, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding notes and the performance of every covenant and obligation in the indenture to be performed or observed by the Issuer or Holdings, as the case may be;

•
immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•
the Issuer or Holdings, as the case may be, has delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for the Issuer or Holdings, as the case may be, as obligor or guarantor on the notes, as the case may be, with the same effect as if it had been named in the indenture as the Issuer or Holdings, as the case may be.
(b)   No Subsidiary Guarantor may consolidate with or merge into any other Person or convey, transfer or lease their properties and assets substantially as an entirety to any Person, unless:
•
the successor or transferee Person, if not a Subsidiary Guarantor prior to such merger, conveyance, transfer or lease, shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of such Subsidiary under its guarantee; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to the Issuer, Holdings or an affiliate of the Issuer or Holdings), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary;
•
immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•
the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

Limitation on liens.   The Issuer and Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) secured by a Mortgage upon any Operating Property, or upon shares of Capital Stock or Debt issued by any Restricted Subsidiary and owned by the Issuer or Holdings or any Restricted Subsidiary, whether owned at the date of the indenture (November 3, 2011) or thereafter acquired, without effectively providing concurrently that the notes of each series then outstanding under the indenture are secured equally and ratably with or, at our option, prior to such Debt so long as such Debt shall be so secured.
The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Debt secured by:
(1)
Mortgages on any property existing at the time of the acquisition thereof;

(2)
Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or Holdings or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to us, Holdings or a Restricted Subsidiary; provided that any such Mortgage does not extend to any property owned by us, Holdings or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

(3)
Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(4)
Mortgages in favor of the Issuer, Holdings or a Restricted Subsidiary;

(5)
Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(6)
Mortgages in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

(7)
Mortgages existing on the date of the indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the indenture or referred to in clauses (1) to (3) or (5); provided that any such extension, renewal, replacement or refunding of such Debt shall be created within 360 days of repaying the Debt secured by the Mortgage referred to in clauses (1) to (3) or (5) and the principal amount of the Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; provided further that this clause (7) shall not include Mortgages securing Debt incurred under the Credit Agreement or any extension, renewal, replacement or refunding thereof.

Notwithstanding the restrictions described above, the Issuer, Holdings and any Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the notes of each series then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages which would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph) plus all Attributable Debt of the Issuer, Holdings and the Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties (with the exception of such transactions which are permitted under clauses (1) through (4) of the first sentence of the first paragraph under “— Limitation on sale and leaseback transactions” below) does not exceed 10% of Consolidated Net Tangible Assets.
Limitation on sale and leaseback transactions.   The Issuer and Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property unless:
(1)
the Sale and Leaseback Transaction is solely with the Issuer, Holdings or another Restricted Subsidiary;

(2)
the lease is for a period not in excess of 24 months, including renewals;

(3)
the Issuer, Holdings or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (7) of the second paragraph under the heading “— Limitation on liens,” without equally and ratably securing the notes then outstanding under the indenture, to create, incur, issue, assume or guarantee Debt secured by a Mortgage on such Operating Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4)
the Issuer, Holdings or such Restricted Subsidiary within 360 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of the notes, other Funded Debt of the Issuer or Holdings ranking on a parity with the notes or Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property; or

(5)
the Attributable Debt of the Issuer, Holdings and our Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the indenture (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Debt secured by Mortgages on Operating Properties then outstanding (not including any such Debt secured by Mortgages described in clauses (1) through (7) of the second paragraph under the heading “— Limitation on liens”) which do not equally and ratably secure such outstanding notes (or secure such outstanding notes on a basis that is prior to other Debt secured thereby), would not exceed 10% of Consolidated Net Tangible Assets.

Future subsidiary guarantors.   The Issuer will cause each of the Subsidiaries that is not a Subsidiary Guarantor and that guarantees any Guarantee Indebtedness of the Issuer or any Guarantor to execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the notes on an unsecured and unsubordinated basis and all other obligations under the indenture.
The guarantee of the notes by any Subsidiary Guarantor will be released and discharged as described under “— Guarantees.”
The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Following the first day (the “Suspension Date”):
(1)
the notes have an Investment Grade Rating from both of the Ratings Agencies; and

(2)
no Default has occurred and is continuing under the indenture;

Holdings, the Issuer and their Subsidiaries will not be subject to the provisions of this covenant.
In addition, upon the occurrence of a Suspension Date, the Issuer may elect, by delivering written notice thereof to the trustee, to suspend the guarantees of the Subsidiary Guarantors.
If at any time the notes’ credit rating is downgraded from an Investment Grade Rating by any Ratings Agency or if a Default or Event of Default occurs and is continuing, then (i) this covenant will thereafter be reinstated, unless and until the notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event this covenant shall no longer be in effect for such time that the notes maintain an Investment Grade Rating and no Default or Event of Default is in existence) and (ii) the guarantees of the Subsidiary Guarantors previously suspended will be automatically reinstated.
There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.
Events of Default; Waiver and Notice
An event of default is defined in the indenture as:
(a)
default for 30 days in payment of any interest on the notes when it becomes due and payable;

(b)
default in payment of principal of or any premium on the notes at maturity or redemption or repurchase price when the same becomes due and payable;

(c)
default by the Issuer or Holdings in the performance of any other covenant contained in the indenture for the benefit of the notes that has not been remedied by the end of a period of 60 days after notice is given as specified in the indenture;

(d)
the guarantee of (i) Holdings or (ii) any Subsidiary Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors which collectively (as of the latest audited consolidated financial statements for Holdings) would constitute a Significant Subsidiary, in each case, ceases to be in full force and effect or is declared null and void or Holdings or any such Subsidiary Guarantor denies that it has any further liability under its guarantee to the note holders, or has given notice to such effect (other than by reason of the termination of the indenture or the release of such guarantee in accordance with the indenture), and such condition shall have continued for a period of 30 days after notice is given as specified in the indenture;

(e)
default in the payment of principal when due or resulting in acceleration of other indebtedness of the Issuer, Holdings or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the notes; provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;

(f)
failure by Holdings, the Issuer or any Significant Subsidiary to pay final and nonappealable judgments aggregating in excess of $100 million (net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 30 days after such judgment becomes final; and

(g)
certain events of bankruptcy, insolvency and reorganization of the Issuer, Holdings or a Significant Subsidiary.

When we refer to a “Significant Subsidiary,” we mean any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act of 1933, as amended (the “Securities Act”) as in effect on the date of the indenture.
The indenture provides that:
•
if an event of default described in clause (a), (b), (c), (d), (e) or (f) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes may declare the principal amount of the notes then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•
upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or interest on the notes and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the notes then outstanding; and

•
if an event of default described in clause (g) occurs and is continuing, then the principal amount of all notes issued under the indenture and then outstanding, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of notes notice of all uncured defaults known to it with respect to the notes within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, any premium on, any of the notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the notes.
No holder of any notes may institute any action under the indenture unless:
•
such holder has given the trustee written notice of a continuing event of default with respect to the notes;

•
the holders of not less than 25% in aggregate principal amount of the notes then outstanding have requested the trustee to institute proceedings in respect of such event of default;

•
such holder or holders have offered the trustee such reasonable indemnity as the trustee may require; and

•
the trustee has failed to institute an action for 60 days thereafter; and no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the notes.

The holders of a majority in aggregate principal amount of the notes affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture provides that if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.
We must furnish to the trustee within 120 days after the end of each fiscal year a statement of the Issuer signed by one of the officers of the Issuer to the effect that a review of our activities during such year and our performance under the indenture and the terms of the notes has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.
Modification of the Indenture
The Issuer and the trustee may, without the consent of the holders of the notes issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•
to evidence the succession of another corporation to the Issuer, and the assumption by such successor of our obligations under the indenture and the notes;

•
to add covenants of the Issuer, or surrender any rights of the Issuer, or add any rights for the benefit of the holders of notes;

•
to cure any ambiguity, omission, defect or inconsistency in such indenture; provided such action will not adversely affect the interests of the holders of the notes and any related coupons in any material respect;

•
to establish the form or terms of any other series of debt securities, including any subordinated securities;

•
to evidence and provide the acceptance of any successor trustee with respect to the notes or one or more other series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•
to provide any additional events of default.

With certain exceptions, the indenture, the Holdings guarantee or the rights of the holders of the notes may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:
•
change the maturity of any payment of principal of, or any premium on, any notes, or change any place of payment where, or the coin or currency in which, any note or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

•
reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•
modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding notes affected thereby.

Discharge of the Indenture
The Issuer may satisfy and discharge its obligations under the indenture by delivering to the trustee for cancelation all outstanding notes or by depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by the Issuer.
Governing Law
The indenture, the notes and the guarantee are governed by and construed in accordance with the laws of the State of New York.
Book-Entry System
The notes will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and be registered in the name of a nominee of DTC. Except circumstances described below, the notes will not be issued in definitive form.
Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters with the respective principal amounts of the notes represented by the global security. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Owners of beneficial interests in the notes represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes presented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of notes under the global securities or the indenture. Payment of principal amounts on notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant global security. None of the Issuer, Holdings, the trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
We expect that DTC or its nominees, upon receipt of any payment of the principal amount, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If DTC is at any time unwilling or unable to continue as a depository and a successor depository is not appointed by us within 90 days or if an event of default has occurred and is continuing, we will issue notes in definitive form in exchange for the entire global security for the notes. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of notes represented by such global security equal in principal amount to such beneficial interest and to have such notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 principal amount and integral multiples thereof, unless otherwise specified by the Issuer.
Certain Definitions
“Attributable Debt” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a finance lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.
“Applicable Premium” means, with respect to a note on any date of redemption, the greater of:
(a)
1.0% of the principal amount of such note; and

(b)
the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such note on October 1, 2024 (such redemption price being described under “ —  Optional Redemption”), plus (ii) all required interest payments due on such note through October 1, 2024 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus      basis points, over (b) the then outstanding principal of such note.

“Board of Directors” means the board of directors of Holdings or any committee thereof duly authorized to act on behalf of the board of directors of Holdings.
“Capital Stock” of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case, excluding any debt securities convertible into such equity.
“Change of Control” means:
(a)
any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% of the total voting power of the voting stock of Holdings or the Issuer (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

(b)
the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, or of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(c)
the adoption by the stockholders of Holdings or the Issuer of a plan or proposal for the liquidation or dissolution of Holdings or the Issuer; or

(d)
Holdings ceases to own, directly or indirectly, all of the Capital Stock of the Issuer (other than in connection with a merger of Holdings into the Issuer permitted by the indenture).

“Common Stock” means, with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated Current Liabilities” means the aggregate of the current liabilities of Holdings appearing on the most recent available consolidated balance sheet of Holdings, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Holdings or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of Holdings, the Issuer or any Subsidiary for a term in excess of 12 months from the date of determination.
“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.
“Consolidated Tangible Assets” means the aggregate of all assets of Holdings (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of Holdings at their net book values, after deducting related depreciation, applicable allowances and other properly deductible items, and after deducting all goodwill, trademarks, tradenames, patents, unamortized debt discount and expenses and other like intangibles, all prepared in accordance with GAAP.
“Credit Agreement” means the Credit Agreement dated as of April 6, 2017, as amended by the First Amendment dated as of July 29, 2019 and the Second Amendment dated as of April 28, 2020 (as amended by the Agreement amending the Second Amendment dated as of June 11, 2021), among Holdings, AAM Inc., each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, restated, supplemented, replaced or refinanced from time to time.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.
“Equity Offering” means a public offering for cash by the Issuer or Holdings of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Issuer’s or Holding’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of Holdings or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.
“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to the Issuer, Holdings or a Subsidiary.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.
“Guarantee Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)
the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)
the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such reimbursement obligation relates to a trade payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business and such obligation is satisfied within 30 days of incurrence) other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) and (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(4)
the principal component or liquidation preference of all obligations of any Subsidiary that is not a Subsidiary Guarantor with respect to the redemption, repayment or other repurchase of any Preferred Stock (but excluding, in each case, any accrued dividends);

(5)
the principal component of all Guarantee Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Guarantee Indebtedness is assumed by such Person; provided, however, that the amount of such Guarantee Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Guarantee Indebtedness of such other Persons; and

(6)
the principal component of Guarantee Indebtedness of other Persons to the extent guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor).

“Guarantors” means Holdings and the Subsidiary Guarantors.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and BBB- (or the equivalent) by S&P Global Ratings, a division of S&P Global Inc., in each case, with a stable or better outlook; provided that a change in outlook shall not by itself constitute a loss of an Investment Grade Rating.

“Issue Date” means the original issue date of the notes under the indenture.
“Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock of the Issuer or Holdings, as applicable, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Operating Property” means any real property or equipment located in the United States owned by, or leased to, the Issuer, Holdings or any Subsidiary that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.
“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Ratings Agencies” means S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, or if S&P Global Ratings or Moody’s Investors Service, Inc. or both shall not make a rating on the notes publicly available, a nationally recognized statistical Ratings Agency or agencies, as the case may be, selected by Holdings (as certified by a resolution of the Board of Directors) which shall be substituted for S&P Global Ratings or Moody’s Investors Service, Inc. or both, as the case may be.
“Restricted Subsidiary” means any Subsidiary (excluding the Issuer) that owns Operating Property.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Issuer, Holdings or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by the Issuer, Holdings or such Subsidiary to such Person.
“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Issuer or Holdings, or by one or more other Subsidiaries, or by the Issuer or Holdings and one or more other Subsidiaries.
“Subsidiary Guarantor” means each Subsidiary in existence on the Issue Date that provides a guarantee of the notes on the Issue Date (and any other Subsidiary that provides a guarantee of the notes in accordance with the indenture); provided that upon release or discharge of such Subsidiary from its guarantee in accordance with the indenture, such Subsidiary ceases to be a Subsidiary Guarantor.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 1, 2024; provided, however, that if the period from the redemption date to October 1, 2024 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by initial holders of the notes, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder and administrative rulings and court decisions, all as of the date hereof, and all of which are subject to change, possibly retroactively. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original beneficial owners of the notes (“Holders”) who purchase notes at their original issue price for cash and who hold such notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not consider any specific facts or circumstances that may apply to a particular Holder (including, for example, a financial institution, dealers and certain traders in securities, an insurance company, a tax-exempt organization, a partnership or other pass-through entity or arrangement for U.S. federal income tax purposes (or an investor therein), an expatriate, a real estate investment trust, a regulated investment company, a holder of the 6.25% Notes whose notes are redeemed in a substantially concurrent transaction, a person subject to special tax accounting rules that apply as a result of gross income with respect to the notes being taken into account on an applicable financial statement or a person that holds securities as part of a straddle, hedge, conversion transaction, or other integrated investment). This discussion also does not address the tax consequences to U.S. Holders (as defined herein) that have a functional currency other than the U.S. dollar. In addition, this discussion does not address U.S. federal alternative minimum tax, the Medicare tax on net investment income or estate and gift tax consequences or any aspect of state, local or foreign taxation. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will agree with such statements and conclusions.
For purposes of this discussion, a “U.S. Holder” means a Holder that is, for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust (a) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (b) if a valid election to be treated as a U.S. person is in effect with respect to such trust. A Non-U.S. Holder is a Holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of its partners generally will depend on the status of its partners and the activities of the partnership. If you are a partner of a partnership acquiring the notes, you should consult your tax advisor about the tax consequences of acquiring, holding and disposing of the notes.
In certain circumstances, we may be obligated to pay amounts in excess of stated principal on the notes or retire the notes before their stated maturity dates (see “Description of the Notes — Optional Redemption,” “Description of the Notes — Change of Control”). Notwithstanding these possibilities, we do not believe that the notes are contingent payment debt instruments for U.S. federal income tax purposes, and, consequently, we do not intend to treat the notes as contingent payment debt instruments. If, notwithstanding our view, the notes were treated as contingent payment debt instruments, a Holder subject to U.S. federal income taxation generally could be required to accrue ordinary income at a rate in excess of the stated interest rate on such notes and to treat as ordinary income (rather than capital gain) any gain recognized on a sale or other taxable disposition of such notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.
PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISORS REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING, AND DISPOSING OF THE NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION.

U.S. Federal Income Taxation of U.S. Holders
Payments of Interest
Interest on the notes generally will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder’s method of accounting for tax purposes.
Taxable Disposition
In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the notes measured by the difference between (1) the amount of cash and fair market value of property received (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (2) the U.S. Holder’s adjusted tax basis in the notes. A U.S. Holder’s adjusted tax basis in the notes generally will equal the cost of the notes to the U.S. Holder. Any gain or loss generally will be long-term capital gain or loss if such notes had been held by such U.S. Holder for more than one year at the time of such sale, exchange, redemption or other taxable disposition. In the case of non-corporate U.S. Holders, long-term capital gain is subject to preferential rates of U.S. federal income tax. The deductibility of capital losses by U.S. Holders is subject to limitations.
U.S. Federal Income Taxation of Non-U.S. Holders
Payments of Interest
Subject to the discussions of FATCA and backup withholding below, payments of interest on the notes to a Non-U.S. Holder, that are not effectively connected with a U.S. trade or business of the Non-U.S. Holder, generally will not be subject to U.S. federal withholding tax, provided that:
•
the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
the Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•
the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership; and

•
either (a) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) holds the notes on behalf of the beneficial owner and certifies to us or our agent, under penalties of perjury, that such a certification has been received from the beneficial owner by it, or by a Financial Institution between it and the beneficial owner, and furnishes us with a copy thereof.

The requirements set forth in the bulleted clauses above are known as the “Portfolio Interest Exception.”
If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exception, payments of interest made to such Non-U.S. Holder will be subject to 30% U.S. federal withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:
•
IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, U.S. federal withholding tax under an applicable income tax treaty (a “Treaty Exemption”), or

•
IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to U.S. federal withholding tax because it is effectively connected with a U.S. trade or business of the Non-U.S. Holder (in which case such interest will be subject to regular graduated U.S. federal income tax rates described below).

The certification requirements described above also may require the Non-U.S. Holder to provide its U.S. taxpayer identification number.

Each Non-U.S. Holder is urged to consult its own independent tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that statements on the form are false.
If interest on the notes is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the U.S. federal withholding tax described above (provided that the certification requirements described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and interest on the note is effectively connected with its U.S. trade or business (and if required by an applicable treaty, attributable to a U.S. permanent establishment), such Holder may be subject to a branch profits tax equal to 30% (or lower income tax treaty rate) in respect of such interest.
Taxable Disposition
Except with respect to accrued and unpaid interest and subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of the notes, unless (a) that Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met or (b) the gain is effectively connected with the conduct of a U.S. trade or business of the Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under “— U.S. Federal Income Taxation of Non-U.S. Holders — Payments of Interest.”
Gain realized by a Non-U.S. Holder described in clause (a) above generally will be subject to tax at a rate of 30% (or a lower applicable income tax treaty rate, provided certain certification requirements are met) to the extent of the excess of such Holder’s U.S.-source capital gains during the tax year over U.S.-source capital losses during such tax year. Gain realized by a Non-U.S. Holder described in clause (b) above generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and gain on the note is effectively connected with its U.S. trade or business (and if required by an applicable treaty, is attributable to a U.S. permanent establishment), such Holder may be subject to a branch profits tax equal to 30% (or lower income tax treaty rate) in respect of such gain.
Information Reporting and Backup Withholding
We will, where required, report to Holders and the IRS the amount of any interest paid on the notes in each calendar year and the amounts of U.S. federal tax withheld, if any, with respect to payments. A noncorporate U.S. Holder may be subject to information reporting and to backup withholding at a current rate of 24% with respect to payments of principal and interest made on the notes, or on proceeds of the disposition of the notes before maturity, unless that U.S. Holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.
Under the Treasury regulations, backup withholding generally will not apply to payments made by us or our agent (in its capacity as such) to a Non-U.S. Holder if such Non-U.S. Holder has provided the required certification that it is not a U.S. person on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or has otherwise established an exemption (provided that neither we nor our agent has actual knowledge that such Holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).
Payments of the proceeds from the sale of the notes to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except if the broker is (1) a U.S. person, (2) a “controlled foreign corporation,” (3) a foreign person 50% of more of whose gross income for certain periods is effectively connected with a U.S. trade or business or (4) a foreign partnership, if at any time during its taxable year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a U.S. trade or business, unless the Non-U.S. Holder establishes an exception as specified in the Treasury regulations regarding backup withholding and information reporting, as applicable.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.
FATCA
Sections 1471-1474 of the Code and the Treasury regulations thereunder (commonly referred to as “FATCA”), when applicable, impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S. source interest, made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders or (ii) certain non-financial foreign entities unless they certify that they do not have any “substantial United States owners” (as defined in the Code) or furnish identifying information regarding each substantial United States owner (generally by providing an IRS Form W-8BEN-E). In certain circumstances, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from these rules, which exemption is typically evidenced by providing appropriate documentation (such as an IRS Form W-8BEN-E). In addition, an intergovernmental agreement between the United States and the jurisdiction of a foreign financial institution may modify these rules.
You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the notes.

UNDERWRITING
Subject to the terms and conditions in the underwriting agreement among us, the guarantors and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite that underwriter’s name.
Underwriter	Principal amount
BofA Securities, Inc.
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
BMO Capital Markets Corp.
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
Citizens Capital Markets, Inc.
Huntington Securities, Inc.
Mizuho Securities USA LLC
KeyBanc Capital Markets Inc.
HSBC Securities (USA) Inc.
Total	$600,000,000
The underwriting agreement provides that the underwriters will purchase all the notes if any of them are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The expenses of the offering, not including the underwriting discount, are estimated to be approximately $1,500,000 and are payable by us.
In the underwriting agreement, we have agreed that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If any underwriter engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

The underwriters, together with their respective affiliates, are full service financial institutions engaged in various activities, which activities may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided, and in the future may provide, certain investment banking, commercial banking and financial advisory services to us and our affiliates, for which they have received, and in the future would receive, customary fees. Certain of the underwriters or their affiliates are agents, lenders or arrangers under the Senior Secured Credit Facilities. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain of those underwriters or their affiliates are likely to hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offering hereby. Any such short credit default swap or positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or public or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent the underwriters or their affiliates own any of the 6.25% Notes they may receive a portion of the net proceeds of this offering. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. One of Holdings’ directors is an officer of the parent of Huntington Securities, Inc.
Settlement
We expect that delivery of the notes will be made to investors on or about      , 2021, which will be the      business day following the date of this prospectus supplement (such settlement being referred to as “T+    ’’). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the day of pricing will be required, by virtue of the fact that the notes initially settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
Offering Restrictions
The notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not to be considered a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are to be considered not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement and the accompanying prospectus nor other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors (as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario)) and are permitted clients (as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations). Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (as amended, the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that ordinance.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances that constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration, filing, or approval of the Financial Supervisory Commission of Taiwan or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the notes must observe such Australian on-sale restrictions. This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
Certain legal matters with respect to the validity of the notes and related guarantees offered hereby will be passed upon for us by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. David E. Barnes, who is Vice President and General Counsel of AAM Inc. and Holdings, will give us an opinion about the validity of the guarantees by the Subsidiary Guarantors. Mr. Barnes owns shares of Holdings common stock. The underwriters have been represented by Cravath, Swaine & Moore LLP.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement and the related prospectus by reference from Holdings’ Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Holdings’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
AMERICAN AXLE & MANUFACTURING, INC.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Debt Securities
Guarantees
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Common Stock
Preferred Stock

We will provide the specific terms of these securities in supplements or term sheets to this prospectus and whether an offer will be made by us, a selling security holder or both. You should read this prospectus, the prospectus supplements and term sheets carefully before you invest.
We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement or a term sheet.
American Axle & Manufacturing Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “AXL.”
Investments in our securities involve risks. See “Risk Factors” beginning on page 1 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
THE DATE OF THIS PROSPECTUS IS FEBRUARY 14, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.
The securities are not being offered in any jurisdiction where the offer is not permitted.
You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

RISK FACTORS
Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. Risks relating to the securities will be set forth in the relevant prospectus supplement for the offering of such securities. In addition, certain factors that may adversely affect the business of AAM Inc. (as defined below) or Holdings (as defined below) are discussed in our periodic reports referred to in “Where You Can Find More Information,” below. For example, Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, contains a discussion of significant risks that could be relevant to an investment in the securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.
WHERE YOU CAN FIND MORE INFORMATION
We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file combined reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, the terms “the Company,” “we,” “us”, “our” and “AAM” refer to collectively (i) American Axle & Manufacturing, Inc., or AAM Inc., a Delaware corporation, and its direct and indirect subsidiaries, (ii) American Axle & Manufacturing Holdings, Inc., or Holdings, a Delaware corporation, and the direct parent corporation of AAM Inc. and (iii) Metaldyne Performance Group Inc., or MPG, a Delaware corporation and a wholly owned subsidiary of Holdings and its direct and indirect subsidiaries. Holdings has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of AAM Inc. and MPG.
You can call the SEC’s toll-free number at 1-800-SEC-0330 for further information. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies like ours that file with the SEC electronically. The documents can be found by searching the EDGAR archives at the SEC’s website. Our SEC filings and other information about us may also be obtained from our website at www.aam.com, although information on our website does not constitute a part of this prospectus. Material that we have filed may also be inspected at the library of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the date of the filing of this registration statement and prior to effectiveness and (ii) until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. This prospectus is part of a registration statement filed with the SEC.
We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 14, 2020.

•
Holdings’ proxy statement on Schedule 14A filed with the SEC on March 21, 2019 (to the extent incorporated into Part III of Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018).

•
Holdings’ Current Report on Form 8-K dated December 16, 2019 (other than Item 7.01 and related exhibit).

•
The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act including any amendment or report updating such description.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:
American Axle & Manufacturing Holdings, Inc.
Attention: Investor Relations
One Dauch Drive
Detroit, Michigan 48211-1198
Telephone Number: (313) 758-2404
Except as provided above, no other information, including, but not limited to, information on our websites is incorporated by reference in this prospectus.
AMERICAN AXLE & MANUFACTURING
We are a global Tier 1 supplier to the automotive industry. We design, engineer and manufacture driveline and metal forming products that are making the next generation of vehicles smarter, lighter, safer and more efficient. We employ over 20,000 associates, operating at nearly 80 facilities in 17 countries, to support our customers on global and regional platforms with a focus on operational excellence, quality and technology leadership.
We are a primary supplier of driveline components to General Motors Company (GM) for its full-size rear-wheel drive (RWD) light trucks, sport utility vehicles (SUV), and crossover vehicles manufactured in North America, supplying a significant portion of GM’s rear axle and four-wheel drive and all-wheel drive (4WD/AWD) axle requirements for these vehicle platforms. We also supply GM with various products from our Metal Forming segment. Sales to GM were approximately 37% of our consolidated net sales in 2019, 41% in 2018, and 47% in 2017.
We also supply driveline system products to FCA US LLC (FCA) for heavy-duty Ram full-size pickup trucks and its derivatives, the AWD Jeep Cherokee, and a passenger car driveshaft program. In addition, we sell various products to FCA from our Metal Forming segment. Sales to FCA were approximately 17% of our consolidated net sales in 2019, 13% in 2018 and 14% in 2017.
USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or term sheet, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for working capital and other general corporate purposes, which may include, among other things, reducing or refinancing indebtedness or funding acquisitions.
PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, any combination of the following securities may be sold in one or more offerings:
•
debt securities (“debt securities”), which may be either senior (the “senior securities”) or subordinated (the “subordinated securities”), unsecured (“unsecured debt securities”) or secured (“secured debt securities”) guaranteed by Holdings and/or certain subsidiaries which may include those listed on the “Table of Additional Registrants” above;

•
warrants to purchase debt securities (“debt warrants”);

•
shares of the common stock of Holdings (“common stock”);

•
shares of Holdings’ preferred stock (“preferred stock”); or

•
warrants to purchase common stock of Holdings (“common stock warrants,” and the shares underlying such common stock warrants, the “warrant shares”).

The terms of the securities will be determined at the time of offering.
We will refer to the debt securities, debt warrants, common stock warrants, warrant shares, the guarantees of the debt securities, common stock and preferred stock, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or term sheet as the “offered securities.” The offered securities, together with any debt securities, common stock and preferred stock issuable upon exercise of debt warrants, common stock warrants, warrant shares or conversion or exchange of other offered securities, as applicable, will be referred to as the “securities.”
You should rely only on the information contained or incorporated by reference in this prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.
PROSPECTUS SUPPLEMENT OR TERM SHEET
This prospectus provides you with a general description of the debt securities, warrants to purchase debt securities, common stock warrants, warrant shares, common stock and preferred stock we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering and whether securities are being offered by us, a selling security holder or both. The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or term sheet. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information.”
For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our Registration Statement.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, or any accompanying prospectus supplement and the documents incorporated herein or therein by reference are forward-looking in nature, such as statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” “target,” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:
•
reduced purchases of our products by General Motors Company (GM), FCA US LLC (FCA), or other customers;

•
our ability to respond to changes in technology, increased competition or pricing pressures;

•
our ability to develop and produce new products that reflect market demand;

•
lower-than-anticipated market acceptance of new or existing products;

•
our ability to attract new customers and programs for new products;

•
reduced demand for our customers’ products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and FCA);

•
risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as NAFTA or USMCA, immigration policies, political stability, taxes and other law changes, currency rate fluctuations, and potential disruptions of production and supply, including those as a result of public health crises, such as pandemic or epidemic illness, or otherwise);

•
a significant disruption in operations at one or more of our key manufacturing facilities;

•
negative or unexpected tax consequences;

•
risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attack and other similar disruptions;

•
global economic conditions;

•
an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values;

•
liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;

•
our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis;

•
our ability to maintain satisfactory labor relations and avoid work stoppages;

•
our suppliers’, our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages;

•
supply shortages or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise;

•
our ability to achieve the level of cost reductions required to sustain global cost competitiveness;

•
our ability to realize the expected revenues from our new and incremental business backlog;

•
price volatility in, or reduced availability of, fuel;

•
our ability to protect our intellectual property and successfully defend against assertions made against us;

•
availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants;

•
our customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes;

•
risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities or reputational damage;

•
adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products;

•
our ability or our customers’ and suppliers’ ability to comply with regulatory requirements and the potential costs of such compliance;

•
changes in liabilities arising from pension and other postretirement benefit obligations;

•
our ability to attract and retain key associates; and

•
other unanticipated events and conditions that may hinder our ability to compete.

It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.
DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.
As required by federal law for all debt securities of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. Unless otherwise indicated in a prospectus supplement, the trustee will be U.S. Bank National Association. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the sixth paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.
The term “trustee” refers to the senior trustee or the subordinated trustee, as appropriate. We will refer to the indenture that governs the debt securities, as amended from time to time, as the “Indenture.” The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
The following summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the debt securities and the Indenture. We urge you to read the Indenture and the form of the debt securities, which you may obtain from us upon request. As used in this description, all references to “AAM Inc.,” “our company,” the “issuer,” “we,” “us” or “our” mean American Axle & Manufacturing, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, including those acting as Subsidiary Guarantors (as defined below), and all references to “Holdings” mean American Axle & Manufacturing Holdings, Inc., our parent corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Holdings has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of American Axle & Manufacturing, Inc., and Metaldyne Performance Group Inc. (“MPG”). The Subsidiary Guarantors are MPG and certain of AAM Inc.’s and MPG’s current and future subsidiaries (“Subsidiary Guarantors”).
General
The debt securities will be AAM Inc.’s obligations which may be secured or unsecured. The senior unsecured securities will rank equally with all of our other unsecured and unsubordinated indebtedness and will be guaranteed by Holdings and/or any Subsidiary Guarantors, if applicable. The Holdings guarantee and any Subsidiary guarantees will rank equally with all of their other unsecured and unsubordinated indebtedness. Terms of secured debt securities and the related Holdings guarantee and any Subsidiary guarantees will be more fully described in a prospectus supplement. The subordinated securities will be subordinated in right of payment to the prior payment in full of AAM Inc.’s senior indebtedness as more fully described in a prospectus supplement or term sheet. The subordinated debt securities will be guaranteed on a subordinated basis by Holdings, and, if applicable, the Subsidiary Guarantors, as more fully described in a prospectus supplement or term sheet.
The Indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet, including the guarantee by Holdings and any Subsidiary guarantees (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under the Indenture in one or more series.
You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:
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The title of the debt securities and whether the debt securities will be senior securities or subordinated securities.

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The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

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If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

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The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

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The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

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Any optional redemption provisions.

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Whether debt securities are secured and the terms of such security interests.

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Whether debt securities are not to be guaranteed by Holdings and any modifications to such guarantee.

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Whether debt securities are guaranteed by any Subsidiary Guarantors and any deletions from, modifications to, or additions to such guarantees, Events of Default or covenants with respect to such guarantees.

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Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

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If other than registered debt securities, the form in which we will issue the debt securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).

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If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

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Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

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The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

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If other than denominations of $2,000 or any integral multiple of $1,000 thereafter in the case of registered securities issued in certificated form and $5,000 in the case of bearer securities, the denominations in which the offered debt securities will be issued.

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The applicability of the provisions of the Indenture under “Defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions.

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Whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

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Whether the securities are subordinated and the terms of such subordination.

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Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

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Any changes or additions to the Events of Default or covenants contained in the Indenture.

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Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

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Any other material terms of the debt securities and guarantees.

For purposes of this prospectus, any reference to the payment of principal or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.
The Indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the Indenture, when a single trustee is acting for all debt securities issued under the Indenture, are called the “indenture securities.” The Indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the Indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the Indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the Indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.
Payment of the purchase price of the debt securities must be made in immediately available funds.
As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency debt securities, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the euro, the day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (“TARGET”) System is operating, which we refer to as a “TARGET Business Day”); and provided further that, with respect to debt securities as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day.
“London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.
“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich
and in the event the LIBOR Currency is the euro, the “Principal Financial Center” is London.
The authorized denominations of debt securities denominated in U.S. dollars will be $2,000 and integral multiples of $1,000 thereafter. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.
Optional Redemption, Repayment and Repurchase
If specified in a prospectus supplement or term sheet, we may redeem the debt securities at our option, in whole at any time or in part from time to time, at a redemption price as set forth in the applicable prospectus supplement or term sheet.
We will mail notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all of the debt securities are to be redeemed at any time, the trustee will select debt securities to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.
Regardless of anything in this prospectus to the contrary, if a debt security is an OID Note (as defined below) (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the OID Note that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.
We may at any time purchase debt securities at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any debt securities that we purchase.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement or term sheet will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders.   We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.
Street Name Holders.   In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders.   Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the Indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders.   If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
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how it handles securities payments and notices,

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whether it imposes fees or charges,

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how it would handle a request for the holders’ consent, if ever required,

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whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

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how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

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if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Interest and Interest Rates
General
Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will specify each debt security as a “Fixed Rate Note,” a “Floating Rate Note,” an “Amortizing Note” or an “Indexed Note” and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.
A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.
Interest rates offered with respect to debt securities may differ depending upon, among other things, the aggregate principal amount of debt securities purchased in any single transaction. Debt securities with similar variable terms but different interest rates, as well as debt securities with different variable terms, may be offered concurrently to different investors. Interest rates or formulas and other terms of debt securities are subject to change from time to time, but no such change will affect any debt security already issued or as to which an offer to purchase has been accepted.
Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an Interest Payment Date (as defined below) other than a Maturity Date (as defined below) to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.
Fixed Rate Notes
The prospectus supplement or term sheet for Fixed Rate Notes will describe a fixed interest rate payable semiannually in arrears on the dates specified in such term sheet or prospectus supplement (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any

Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date. Interest on Fixed Rate Notes will be paid to holders of record as of each Regular Record Date. A “Regular Record Date” will be the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date.
Each interest payment on a Fixed Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.
Original Issue Discount Notes
We may issue original issue discount debt securities (including zero coupon debt securities) (“OID Notes”), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the OID Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “— Optional Redemption, Repayment and Repurchase.” This amount normally is less than the amount payable on the stated maturity date.
Amortizing Notes
We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt securities (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.
Floating Rate Notes
Each Floating Rate Note will have an interest rate basis or formula. That basis or formula may be based on:
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the CD Rate;

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the Commercial Paper Rate;

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LIBOR (or an applicable benchmark replacement);

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EURIBOR;

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the Federal Funds Rate;

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the Prime Rate;

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the Treasury Rate;

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the CMT Rate;

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the Eleventh District Cost of Funds Rate; or

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another negotiated interest rate basis or formula.

The prospectus supplement or term sheet will also indicate any spread and/or spread multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application. Floating Rate Notes will have a minimum interest rate of 0.0%
We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless we identify a different party in the prospectus supplement or term sheet, the paying agent will be the calculation agent for each Note.

Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to an Interest Determination Date (as described below under “— Date Interest Rate is Determined”) will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.
Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date for the Floating Rate Note.
Change of Interest Rate.   The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis (each, an “Interest Reset Date”). The Interest Reset Date will be:
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for Notes with interest that resets daily, each Business Day;

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for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

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for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;

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for Notes with interest that resets monthly, the third Wednesday of each month;

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for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

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for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

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for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

The related prospectus supplement or term sheet will describe the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.
Date Interest Rate Is Determined.   The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).
The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.
The Interest Determination Date for all Commercial Paper, Federal Funds and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.
The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.
The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.
Payment of Interest.   Interest is paid as follows:
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for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

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for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

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for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;

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for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”); and

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at maturity, redemption or repayment.

Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.
Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day, then the Interest Payment Date will be postponed to the next Business Day, except in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.
Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).
CD Rate Notes.   The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15 prior to 3:00 P.M., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.
The following procedures will be followed if the CD Rate cannot be determined as described above:
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If the above rate is not published in H.15 by 3:00 P.M., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”
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If that rate is not published in H.15 or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The calculation agent will select the three dealers referred to above.

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If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.
Commercial Paper Rate Notes.   The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15 prior to 3:00 PM., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper — Nonfinancial.”
The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:
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If the above rate is not published in H.15 by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper — Nonfinancial.”

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If that rate is not published in H.15 or another recognized electronic source by 3:00 PM., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or its affiliates) as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above.

•
If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
D×360
Money Market Yield	=		×100
360−(D×M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.
LIBOR Notes.   The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such pricing supplement or term sheet as such rate is displayed on Reuters (or any successor service) on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the following procedure will be followed if LIBOR cannot be determined as described above:
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The calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the calculation agent to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the calculation agent for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.
EURIBOR Notes.   Unless otherwise specified in the applicable prospectus supplement or term sheet, the “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable pricing supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.
The following procedure will be followed if EURIBOR cannot be determined as described above:
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EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

•
If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•
If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal Funds Rate Notes.   The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate”, the “Federal Funds Open Rate” or the “Federal Funds Target Rate”, as specified in the applicable pricing supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:
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If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15 opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 P.M., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”

•
The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent, prior to 9:00 A.M., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•
If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

•
The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•
If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).
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The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date.

Prime Rate Notes.   The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15 by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”
The following procedures will be followed if the Prime Rate cannot be determined as described above:
•
If the rate is not published in H.15 or another recognized electronic source by 3:00 PM., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “US PRIME 1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 A.M., New York City time on that Interest Determination Date.

•
If fewer than four rates appear on the Reuters Page US PRIME 1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent or its affiliates, in the City of New York selected by the calculation agent.

•
If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Page US PRIME 1” means the display on Reuters (or any successor service) on the “US PRIME 1 Page” (or such other page as may replace the US PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.
Treasury Rate Notes.   The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such pricing supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 P.M., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 or another recognized source by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable pricing supplement or term sheet as published in H.15 under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate Interest Determination Date of such treasury bills as published in H.15, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15 or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.
“bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:
D×N
bond equivalent yield	=		×100
N−(D×M)
where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to the number of days in the year, either 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.
CMT Rate Notes.   The “CMT Rate” for any Interest Determination Date is as follows:
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If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as set forth in H.15 under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date.

•
If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet and for such CMT Rate Interest Determination Date as set forth in H.15 under the caption “Treasury constant maturities.”

•
If such rate does not appear in H.15, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable pricing supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15.

•
If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.
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If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as set forth in H.15 opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

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If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15 opposite the caption “Treasury Constant Maturities.”

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If such rate does not appear in H.15, the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

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If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.
Eleventh District Cost of Funds Rate Notes.   The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”
The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:
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If the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

•
If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Indexed Notes
We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.
If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.
Renewable Notes
We may issue Renewable Notes (“Renewable Notes”) which are debt securities that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet.
The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the Maturity Date cannot be renewed.
If a Renewable Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.
Extendible Notes
We may issue Notes whose stated Maturity Date may be extended at our option (an “Extendible Note”) for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet (but not to exceed 30 years from the date of issue).
We may exercise our option to extend the Extendible Note by notifying the applicable trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective Maturity Date. If we elect to extend the Extendible Note, the trustee (or paying agent) will mail (at least 40 days prior to the Maturity Date) to the registered holder of the Extendible Note a notice (an “Extension Notice”) informing the holder of our election, the new Maturity Date and any updated terms. Upon the mailing of the Extension Notice, the maturity of that Extendible Note will be extended automatically as set forth in the Extension Notice.
However, we may, not later than 20 days prior to the Maturity Date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher spread and/or spread multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the Note. The notice will be irrevocable.
If we elect to extend the maturity of an Extendible Note, the holder of the Note will have the option to instead elect repayment of the Note by us on the then effective Maturity Date. In order for an Extendible Note to be so repaid on the Maturity Date, we must receive, at least 15 days but not more than 30 days prior to the Maturity Date:

(1)   the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Note duly completed; or
(2)   a facsimile transmission, telex or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (the “FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, will be received by the applicable trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however; that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the applicable trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.
If an Extendible Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.
Global Securities
What Is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

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An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

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If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

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An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

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DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated.   In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Issuance of Securities in Registered Form” above.
The special situations for termination of a global security are as follows:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,

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if we notify the trustee that we wish to terminate that global security, or

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if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”

The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities.   We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “What Is a Global Security?”.
Payments on Certificated Securities.   We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or term sheet or in a notice to holders, against surrender of the debt security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 Business Days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed.   If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement or term sheet. Such payment will not result in a default under any debt security or the Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.
Material Covenants
Consolidation, Merger, Sale or Conveyance.   The Indenture provides that AAM Inc. or Holdings may not consolidate with or merge into any other entity or convey, transfer or lease their properties and assets substantially as an entirety to any entity, unless:
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the successor or transferee entity, if other than AAM Inc. or Holdings, as the case may be, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the Indenture to be performed or observed by AAM Inc. or Holdings, as the case may be;

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immediately after giving effect to the transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

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AAM Inc. or Holdings, as the case may be, has delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for AAM Inc. or Holdings, as the case may be, as obligor or guarantor on the debt securities, as the case may be, with the same effect as if it had been named in the Indenture as AAM Inc. or Holdings, as the case may be.
Limitation on Liens.   AAM Inc. and Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) secured by a Mortgage upon any Operating Property, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by AAM Inc. or Holdings or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing concurrently that the debt securities of each series then outstanding under the Indenture are secured equally and ratably with or, at our option, prior to such Debt so long as such Debt shall be so secured.
The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Debt secured by:
(1)   Mortgages on any property existing at the time of the acquisition thereof;
(2)   Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with our company or Holdings or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to us, Holdings or a Restricted Subsidiary, provided that any such Mortgage does not extend to any property owned by us, Holdings or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;
(3)   Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;
(4)   Mortgages in favor of our company, Holdings or a Restricted Subsidiary;
(5)   Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;
(6)   Mortgages in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and
(7)   Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1) to (3) or (5), provided that any such extension, renewal, replacement or refunding of such Debt shall be created within 360 days of repaying the Debt secured by the Mortgage referred to in clauses (1) to (3) or (5) and the principal amount of the Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.
Notwithstanding the restrictions described above, AAM Inc., Holdings and any Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the debt securities of each series then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages which would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph) plus all Attributable Debt of AAM Inc., Holdings and the Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties (with the exception of such transactions which are permitted under clauses (1) through (4) of the first sentence of the first paragraph under “— Limitation on Sale and Leaseback Transactions” below) does not exceed 10% of Consolidated Net Tangible Assets.
“Consolidated Tangible Assets” means the aggregate of all assets of Holdings (including the value of all existing Sale and Leaseback Transactions and any assets resulting from finance leases or the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of Holdings at their net book values, after deducting related depreciation, applicable allowances and other properly deductible items, and after deducting all goodwill, trademarks, tradenames, patents, unamortized debt discount and expenses and other like intangibles, all prepared in accordance with GAAP.
“Consolidated Current Liabilities” means the aggregate of the current liabilities of Holdings appearing on the most recent available consolidated balance sheet of Holdings, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Holdings or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of Holdings, our company or any Subsidiary for a term in excess of 12 months from the date of determination.
“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.
“Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Operating Property” means any real property or equipment located in the United States owned by, or leased to, AAM Inc., Holdings or any Subsidiary that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.
“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Restricted Subsidiary” means any Subsidiary (excluding AAM Inc.) that owns Operating Property.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to AAM Inc., Holdings or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by AAM Inc., Holdings or such Subsidiary to such Person.
“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by AAM Inc. or Holdings, or by one or more other Subsidiaries, or by AAM Inc. or Holdings and one or more other Subsidiaries.
Limitation on Sale and Leaseback Transactions.   AAM Inc. and Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property unless:
(1)   the Sale and Leaseback Transaction is solely with our company, Holdings or another Restricted Subsidiary;

(2)   the lease is for a period not in excess of 24 months, including renewals;
(3)   our company, Holdings or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (7) of the second paragraph under the heading “— Limitation on Liens,” without equally and ratably securing the debt securities then outstanding under the Indenture, to create, incur, issue, assume or guarantee Debt secured by a Mortgage on such Operating Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;
(4)   our company, Holdings or such Restricted Subsidiary within 360 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of debt securities, other Funded Debt of our company or Holdings ranking on a parity with the debt securities or Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property; or
(5)   the Attributable Debt of our company, Holdings and our Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the Indenture (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Debt secured by Mortgages on Operating Properties then outstanding (not including any such Debt secured by Mortgages described in clauses (1) through (7) of the second paragraph under the heading “— Limitation on Liens”) which do not equally and ratably secure such outstanding debt securities (or secure such outstanding debt securities on a basis that is prior to other Debt secured thereby), would not exceed 10% of Consolidated Tangible Net Assets.
“Attributable Debt” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.
“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to our company, Holdings or a Subsidiary.
Events of Default
An event of default is defined in the Indenture as:
(a)   default for 30 days in payment of any interest on the debt securities when it becomes due and payable;
(b)   default in payment of principal of or any premium on the debt securities at maturity or redemption or repurchase price when the same becomes due and payable;
(c)   default by us or Holdings in the performance of any other covenant contained in the Indenture for the benefit of the debt securities that has not been remedied by the end of a period of 60 days after notice is given as specified in the Indenture;
(d)   the guarantee of Holdings ceases to be in full force and effect or is declared null and void or Holdings or any such Subsidiary Guarantor denies that it has any further liability under its guarantee to the note holders, or has given notice to such effect (other than by reason of the termination of the Indenture or the release of such guarantee in accordance with the Indenture), and such condition shall have continued for a period of 30 days after notice is given as specified in the Indenture;

(e)   default in the payment of principal when due or resulting in acceleration of other indebtedness of AAM Inc., Holdings or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the debt securities, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and
(f)   certain events of bankruptcy, insolvency and reorganization of our company or Holdings.
When we refer to a “Significant Subsidiary,” we mean any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the date of the Indenture.
The Indenture provides that:
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if an event of default described in clause (a), (b), (c), (d) or (e) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

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upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or interest on, the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities then outstanding; and

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if an event of default described in clause (f) occurs and is continuing, then the principal amount of all debt securities issued under the Indenture and then outstanding, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the Indenture, the trustee must give to the holders of debt securities notice of all uncured defaults known to it with respect to the debt securities within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of or any premium on, any of the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities.
No holder of any debt securities may institute any action under the Indenture unless:
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such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

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the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding have requested the trustee to institute proceedings in respect of such event of default;

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such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

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the trustee has failed to institute an action for 60 days thereafter; and

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no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities.

The holders of a majority in aggregate principal amount of the debt securities affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. The Indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The Indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.
We must furnish to the trustee within 120 days after the end of each fiscal year a statement of our company signed by one of the officers of our company to the effect that a review of our activities during such year and our performance under the Indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the Indenture or, if we are in default, specifying such default.
Modification of the Indenture
We, the trustee and, if applicable, Holdings and any Subsidiary Guarantors, may, without the consent of the holders of the debt securities issued under the Indenture, enter into supplemental indenture for, among others, one or more of the following purposes:
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to evidence the succession of another corporation to our company, and the assumption by such successor of our obligations under the Indenture and the debt securities;

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to add covenants of our company, or surrender any rights of the company, or add any rights for the benefit of the holders of debt securities;

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to cure any ambiguity, omission, defect or inconsistency in such Indenture; provided that such action does not adversely affect the interests of the holders of any series and any related coupons in any material respect;

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to add any guarantors with respect to the securities of any series;

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to establish the form or terms of any other series of debt securities, including the form or terms of any Subsidiary Guarantor’s guarantee of the securities and/or the provisions and procedures relating to securities convertible into or exchangeable for any securities of any Person, including the Company or Holdings;

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to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such Indenture; and

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to provide any additional events of default.

With certain exceptions, the Indenture, the Holdings guarantee, any Subsidiary guarantee or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby that would:
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change the maturity of any payment of principal of, or any premium on, any debt securities, or change any place of payment where, or the coin or currency in which, any debt security or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

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reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; or

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modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt securities affected thereby.

Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance.   Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the subordination provisions described in the applicable prospectus supplement or term sheet. In order to achieve covenant defeasance, we must do the following:
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If the debt securities of the particular series are denominated in U.S. dollars, deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

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Deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance.   If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
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If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

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We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the subordination provisions described in the applicable prospectus supplement or term sheet.

Discharge of the Indenture
We may satisfy and discharge our obligations under the Indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the Indenture by our company.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
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only in fully registered certificated form,

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without interest coupons, and

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unless we indicate otherwise in the prospectus supplement or term sheet, in denominations of $2,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
The trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
The Trustee Under the Indenture
U.S. Bank National Association is one of a number of banks with which we maintain ordinary banking relationships and from which we may have obtained credit facilities and lines of credit.

Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement or term sheet.
DESCRIPTION OF GUARANTEES
The Guarantees
This section summarizes some of the terms of the guarantees by Holdings and/or any relevant Subsidiary Guarantor. Most of the financial terms and other specific material terms of any guarantees that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific guarantees may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.
Each guarantee by Holdings and/or any Subsidiary Guarantors may:
•
be senior obligations of the relevant guarantor in the case of senior debt securities;

•
be the unsecured and unsubordinated obligations of the relevant guarantor in the case of senior unsecured debt securities;

•
rank equally (or pari passu) with all other existing and future unsubordinated and unsecured indebtedness of the relevant guarantor, respectively in the case of senior unsecured debt securities; and

•
with respect to any series of debt securities that is designated as subordinated, be junior and subordinated to any guarantee of any senior indebtedness on the same basis as such debt securities are junior and subordinated to any senior indebtedness.

The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Not all of our subsidiaries will guarantee the debt securities. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.
Each guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged in accordance with its terms as more fully described in the applicable prospectus supplement or term sheet.
DESCRIPTION OF DEBT WARRANTS
We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us (“offered debt warrants”). We will issue the debt warrants under warrant agreements (each a “debt warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “debt warrant agent”), identified in the prospectus supplement or term sheet.
Because this section is a summary, it does not describe every aspect of the debt warrants and the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We will file the form of debt warrant agreement with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the debt warrant agreement.

General
You should read the prospectus supplement or term sheet for the material terms of the offered debt warrants, including the following:
•
The title and aggregate number of the debt warrants.

•
The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

•
The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

•
The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

•
Any optional redemption terms.

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Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

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Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

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The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

•
Any other material terms of the debt warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or term sheet.
Exercise of Debt Warrants
Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.
Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates.
Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.
If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.
Modifications
There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.

Changes Requiring Your Approval.   First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:
•
accelerate the expiration date;

•
reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

•
otherwise materially and adversely affect the rights of the holders of the debt warrants.

Changes Not Requiring Approval.   The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the debt warrants.
Changes Requiring a Majority Vote.   Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.
No Rights as Holders of Underlying Debt Securities
Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal, premium or interest, if any, on the related underlying debt securities or to exercise any rights whatsoever as holders of the underlying debt securities.
DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK
Holdings may issue (either separately or together with other offered securities) warrants to purchase common stock of Holdings (“common warrants”). We will issue the common warrants under warrant agreements (each, a “common warrant agreement”) to be entered into between Holdings and a bank or trust company, as warrant agent (the “common warrant agent”), identified in the prospectus supplement or term sheet.
Because this section is a summary, it does not describe every aspect of the common warrants and common warrant agreement.
General
You should read the prospectus supplement or term sheet for the material terms of the offered common warrants, including the following:
•
The title and aggregate number of the common warrants.

•
The number of shares of common stock that may be purchased upon exercise of each common warrant; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of common warrants that must be exercised at any one time.

•
The time or times at which, or period or periods in which, the common warrants may be exercised and the expiration date of the common warrants.

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Any optional redemption terms.

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The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.

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Whether the common warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.

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The date, if any, on and after which the common warrants and any other offered securities will be separately transferable.

•
Any other terms of the common warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.
Certificates representing common warrants will be exchangeable for new common warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of common warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Common warrants may be exercised at the corporate trust office of the common warrant agent or any other office indicated in the prospectus supplement or term sheet.
Exercise of Common Warrants
Each offered common warrant will entitle the holder thereof to purchase the number of shares of Holdings’ common stock at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the common warrants. After the close of business on the applicable expiration date, unexercised common warrants will be void.
Common warrants may be exercised by payment to the common warrant agent of the exercise price and by delivery to the common warrant agent of the related common warrant certificate, with the reverse side thereof properly completed. Common warrants will be deemed to have been exercised upon receipt of the exercise price and the common warrant certificate or certificates. Upon receipt of the payment and the properly completed common warrant certificates, we will, as soon as practicable, deliver the shares of common stock purchased upon the exercise.
If fewer than all of the common warrants represented by any common warrant certificate are exercised, a new common warrant certificate will be issued for the unexercised offered common warrants. The holder of an offered common warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock purchased upon exercise.
Modifications
There are three types of changes Holdings can make to a common warrant agreement and the common warrants issued thereunder.
Changes Requiring Your Approval.   First, there are changes that cannot be made to your common warrants without your specific approval. Those types of changes include modifications and amendments that:
•
accelerate the expiration date;

•
reduce the number of outstanding common warrants, the consent of the holders of which is required for a modification or amendment; or

•
otherwise materially and adversely affect the rights of the holders of the common warrants.

Changes Not Requiring Approval.   The second type of change does not require any vote by holders of the common warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the common warrants.
Changes Requiring a Majority Vote.   Any other change to the common warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised common warrants affected thereby. Most changes fall into this category.
Common Warrant Adjustments
The terms and conditions on which the exercise price of and/or the number of shares of common stock covered by a common warrant are subject to adjustment will be set forth in the common warrant agreement and the prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock covered by the common warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a common warrant, upon exercise thereof, would be treated as if the holder had exercised the common warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock.
No Rights as Stockholders
Holders of common warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our stockholders.
DESCRIPTION OF COMMON STOCK
The following summary describes elements of Holdings’ Certificate of Incorporation and Bylaws.
Holdings’ authorized capital stock consists of (i) 150,000,000 shares of common stock, par value $.01 per share, of which 112,544,942 shares were issued and outstanding as of February 11, 2020, (ii) 10,000,000 shares of preferred stock, par value $.01 per share of which no shares are issued and outstanding and (iii) 40,000,000 shares of series common stock, par value $.01 per share, of which no shares are issued and outstanding. The following description of Holdings’ capital stock and related matters is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws, copies of which are on file with the SEC.
Common Stock
Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by Holdings’ Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding preferred stock or series common stock (as described below), if any. In the event of liquidation, dissolution or winding up of Holdings, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock or series common stock of Holdings. The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by Holdings. There are no redemption or sinking fund provisions applicable to the common stock. The common stock sold by Holdings in an offering pursuant to this prospectus, when sold to the underwriters of such offering in the manner described in this prospectus and the prospectus supplement or term sheet relating to such offering will be, and all currently outstanding common stock of Holdings is, duly authorized, validly issued, fully paid and non-assessable.
Preferred Stock and Series Common Stock
The Certificate of Incorporation authorizes the Board of Directors to establish one or more series of preferred stock and series common stock and to determine, with respect to any series of preferred stock or series common stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the preferred stock or series common stock designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series, (iv) the dates at which dividends, if any, will be payable, (v) the redemption rights and price or prices, if any, for shares of the series, (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series, (vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Holdings, (viii) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Holdings or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, and (x) the voting rights, if any, of the holders of such series. The authorized shares of preferred stock and series common stock, as well as shares of common stock, will be available for issuance without further action by Holdings’ stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Holdings’ securities may be listed or traded.
Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock or series common stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based on its judgment as to the best interests of Holdings and its stockholders. The Board, in so acting, could issue preferred stock or series common stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of Holdings’ stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of such stock.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock, preferred stock and series common stock may be to enable Holdings’ Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Holdings by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Holdings’ management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
The Delaware General Corporation Law
Holdings is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder unless (i) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (Holdings has not made such an election), (ii) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (iii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iv) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. Except as specified in Section 203 of the DGCL, an “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (x) the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date or (y) the affiliates and associates of any such person.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period.

The provisions of Section 203 may encourage companies interested in acquiring Holdings to negotiate in advance with Holdings’ Board of Directors, because the stockholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in Holdings’ Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Certificate of Incorporation; Bylaws
The Certificate of Incorporation and the Bylaws contain certain provisions that could make more difficult the acquisition of Holdings by means of a tender offer, a proxy contest or otherwise.
Classified Board.   The Certificate of Incorporation provides that Holdings’ Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of Holdings’ Board. The Certificate of Incorporation provides that, subject to any rights of holders of Preferred Stock or Series Common Stock to elect additional directors under specified circumstances, the number of directors will be fixed in the manner provided in the Bylaws. The Certificate of Incorporation and the Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board, but must consist of not less than three directors. In addition, the Certificate of Incorporation provides that, subject to any rights of holders of Preferred Stock, and unless the Board otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum. The Holdings’ Board of Directors currently consists of eight directors, but will be increased to 11 members as a condition to, and effective upon, the completion of the merger with MPG.
Removal of Directors.   Under the DGCL, unless otherwise provided in the Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. In addition, the Certificate of Incorporation and the Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class.
Stockholder Action.   The Certificate of Incorporation and the Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. The Certificate of Incorporation and the Bylaws provide that special meetings of stockholders can be called only by Holdings’ Chief Executive Officer or pursuant to a resolution adopted by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by Holdings.
Advance Notice Procedures.   The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of stockholders of Holdings (the “Stockholders Notice Procedure”). The Stockholders Notice Procedure provides that only persons who are nominated by, or at the direction of the Board of Directors, the Chairman of the Board, or by a stockholder who has given timely written notice to the Secretary of Holdings prior to the meeting at which directors are to be elected, will be eligible for election as directors of Holdings. The Stockholders Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting pursuant to the notice of meeting delivered by Holdings or by, or at the direction of, the Chairman of the Board or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the Secretary of Holdings of such stockholder’s intention to bring such business before such meeting. Under the Stockholders Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by Holdings not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting (or, if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by Holdings at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by Holdings not later than the 10th day after such public announcement is first made by Holdings. Under the Stockholders Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by Holdings not earlier than the 90th day before such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after the public announcement of the date of such meeting is first made. In addition, under the Stockholders Notice Procedure, a stockholder’s notice to Holdings proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholders Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.
Proxy Access.   The Bylaws contain a proxy access provision which allows eligible stockholders who comply with the requirements set forth in the ByLaws to include their own director nominees in Holdings’ proxy statement along with the candidates nominated by the Board. Pursuant to the proxy access provision, a stockholder, or group of up to 20 stockholders, owning an aggregate of 3% or more of Holdings’ outstanding capital stock continuously for at least three years, may nominate a candidate for election to the Board and such candidate will be included in Holdings’ proxy statement for the applicable annual meeting of Holdings’ stockholders. Holdings will not be required, however, to include in its proxy statement more stockholder nominees than that number constituting the greater of (i) two and (ii) 20% of the total number of directors of Holdings then serving on the Board.
Liability of Directors; Indemnification.   The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to Holdings or its stockholders for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The Certificate of Incorporation also provides that each current or former director, officer, employee or agent of Holdings, or each such person who is or was serving or who had agreed to serve at the request of Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by Holdings to the full extent permitted by the DGCL, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits Holdings to provide broader indemnification rights than said law permitted Holdings to provide prior to such amendment). The Certificate of Incorporation also specifically authorizes Holdings to enter into agreements with any person providing for indemnification greater or different than that provided by the Certificate of Incorporation.
Amendment.   The Certificate of Incorporation provides that the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of Voting Stock, voting together as a single class, is required to amend provisions of the Certificate of Incorporation relating to the prohibition of stockholder action without a meeting; the number, election and term of Holdings’ directors; and the removal of directors. The Certificate of Incorporation further provides that the Bylaws may be amended by the Board or by the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, voting together as a single class.
The description set forth above is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws, copies of which are exhibits to the Registration Statement of which this prospectus is a part.
Registrar and Transfer Agent
The registrar and transfer agent for the common stock is Computershare Trust Co. of New York.

Listing
Holdings’ common stock is listed on the New York Stock Exchange under the symbol “AXL.”
DESCRIPTION OF PREFERRED STOCK
Under Holdings’ Certificate of Incorporation, it is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 10,000,000 shares of preferred stock, $.01 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by the Board of Directors or a duly authorized committee thereof.
Because this section is a summary, it does not describe every aspect of Holdings’ preferred stock. We urge you to read Holdings’ Certificate of Incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. Holdings has filed the Certificate of Incorporation and will file the certificate of designations with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
The specific material terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the offered preferred stock may differ from the terms set forth below.
General
Unless otherwise specified in the prospectus supplement or term sheet relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.
You should read the prospectus supplement or term sheet for the material terms of the preferred stock offered thereby, including the following:
•
The title and stated value of the preferred stock.

•
The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

•
The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

•
The date from which dividends on the preferred stock will accumulate, if applicable.

•
The liquidation rights of the preferred stock.

•
The procedures for any auction and remarketing, if any, of the preferred stock.

•
The sinking fund provisions, if applicable, for the preferred stock.

•
The redemption provisions, if applicable, for the preferred stock.

•
Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

•
Whether the preferred stock will have voting rights and the terms thereof, if any.

•
Whether the preferred stock will be listed on any securities exchange.

•
Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

•
Any other specific material terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Subject to Holdings’ Certificate of Incorporation and to any limitations contained in its outstanding preferred stock, Holdings may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof may determine, all without further action of its stockholders, including holders of its then outstanding preferred stock.
If applicable, the prospectus supplement or term sheet will also contain a discussion of the material United States federal income tax considerations relevant to the offering.
Dividends
Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of Holdings’ assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement or term sheet. Each dividend will be payable to holders of record as they appear on Holdings’ stock books on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or term sheet.
Holdings may not:
•
declare or pay dividends (except in its stock that is junior as to dividends and liquidation rights to the preferred stock (“junior stock”)) or make any other distributions on junior stock, or

•
purchase, redeem or otherwise acquire junior stock or set aside funds for that purpose (except in a reclassification or exchange of junior stock through the issuance of other junior stock or with the proceeds of a reasonably contemporaneous sale of junior stock), if there are arrearages in dividends or failure in the payment of the sinking fund or redemption obligations on any of Holdings’ preferred stock and, in the case of the first bullet point above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of Holdings’ preferred stock.
Dividends in full may not be declared or paid or set apart for payment on any series of preferred stock unless:
•
there are no arrearages in dividends for any past dividend periods on any series of preferred stock, and

•
to the extent that the dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all preferred stock.

Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of preferred stock in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.
Conversion and Exchange
If the preferred stock will be convertible into or exchangeable for common stock or other securities, the prospectus supplement or term sheet will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of shares of common stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of the common stock or those other securities as of a time stated in the prospectus supplement or term sheet.

Liquidation Rights
In the event of Holdings’ voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of the preferred stock will be entitled to receive out of the assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement or term sheet plus all accrued and unpaid dividends. If, upon Holdings’ voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of preferred stock of each series will share ratably in the distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets. Holdings’ consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of its assets will not be deemed to be a liquidation, dissolution or winding up for purposes of these provisions.
Redemption
If so provided in the prospectus supplement or term sheet, the offered preferred stock may be redeemable in whole or in part at Holdings’ option at the times and at the redemption prices set forth therein.
If dividends on any series of preferred stock are in arrears or Holdings has failed to fulfill its sinking fund or redemption obligations with respect to any series of preferred stock, Holdings may not purchase or redeem shares of preferred stock or any other capital stock ranking on a parity with or junior to the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of preferred stock then outstanding; provided, however, that:
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to meet purchase, retirement or sinking fund obligations with respect to any series of preferred stock, Holdings may use shares of that preferred stock acquired prior to the arrearages or failure of payment and then held as treasury stock, and

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Holdings may complete the purchase or redemption of shares of preferred stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to the arrearages or failure of payment.

Voting Rights
Except as indicated below or in the prospectus supplement or term sheet, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. As used herein, the term “applicable preferred stock” means those series of preferred stock to which the provisions described herein are expressly made applicable by resolutions of the Board of Directors.
If the equivalent of six quarterly dividends payable on any shares of any series of applicable preferred stock are in default (whether or not the dividends have been declared or the defaulted dividends are consecutive), the number of directors will be increased by two and the holders of all outstanding series of applicable preferred stock, voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if the shares are cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if the shares are non-cumulative, whereupon all voting rights described herein will be divested from the applicable preferred stock. The holders of applicable preferred stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing directors, in either case at which the holders of not less than one-third of the aggregate number of shares of applicable preferred stock are present in person or by proxy.
The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of preferred stock will be required:

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for any amendment of the Certificate of Incorporation (or the related certificate of designations) that will adversely affect the powers, preferences or rights of the holders of the preferred stock of that series, or

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to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the preferred stock of that series or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

In addition, the affirmative vote of the holders of a majority of all the shares of Holdings’ preferred stock then outstanding will be required to increase the authorized amount of preferred stock.
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DEBT SECURITIES
General
Unless otherwise indicated in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on the debt securities will be made in U.S. dollars and payment of the purchase price of the debt securities must be made in immediately available funds. If any of the debt securities (“Foreign Currency Debt Securities”) are to be denominated or payable in a currency (a “specified currency”) other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth in the accompanying prospectus and elsewhere in this prospectus.
A prospectus supplement or term sheet with respect to any Foreign Currency Debt Security (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement or term sheet. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.
Currencies
We may offer Foreign Currency Debt Securities denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Debt Securities in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Debt Securities, or by such other day as determined by the agent who presents such offer to purchase Foreign Currency Debt Securities to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Debt Securities. Each such conversion will be made by the agents on such terms and subject to such conditions, limitations and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Debt Securities.
Information about the specified currency in which a particular Foreign Currency Debt Security is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet.
Payment of Principal and Interest
The principal of, premium, if any, and interest on Foreign Currency Debt Securities are payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Debt Securities will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.

Any U.S. dollar amount to be received by a holder of a Foreign Currency Debt Security will be based on the highest bid quotation in The City of New York received by an agent for us specified in the applicable prospectus supplement or term sheet (the “Exchange Rate Agent”) at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Debt Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Debt Security by deductions from such payments.
Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Debt Securities may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Debt Securities in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least fifteen calendar days prior to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Debt Security may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the trustee, but written notice of any revocation must be received by the trustee on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Debt Securities whose debt securities are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.
Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such beneficial owner’s election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the trustee of such election on or prior to the fifth Business Day after such record date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Description of Debt Securities — Global Securities” in the accompanying prospectus.
Principal and interest on Foreign Currency Debt Securities paid in U.S. dollars will be paid in the manner specified in the accompanying prospectus supplement or term sheet and this prospectus with respect to debt securities denominated in U.S. dollars. Interest on Foreign Currency Debt Securities paid in the specified currency will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Debt Securities, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Debt Security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment Currency
If a specified currency is not available for the payment of principal, premium or interest with respect to a Foreign Currency Debt Security due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Debt Securities by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the Indenture with respect to the Debt Securities.
All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Debt Securities.
AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES OR CURRENCY INDEXED DEBT SECURITIES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES OR CURRENCY INDEXED DEBT SECURITIES. SUCH DEBT SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.
PLAN OF DISTRIBUTION
We may sell the offered securities:
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through agents;

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to or through underwriters or dealers;

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directly to other purchasers; or

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through a combination of any of these methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.
We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities and our common stock. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the “Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.
We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act, or contribute to payments they may be required to make in respect of such liabilities.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.
LEGAL MATTERS
The validity of the Holdings and AAM Inc. securities will be passed upon for us by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. David E. Barnes, who is General Counsel of Holdings and AAM Inc., will give us an opinion about the validity of the guarantees by the Subsidiary Guarantors. Mr. Barnes owns Holdings common stock.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Holdings’ Annual Report on Form 10-K, and the effectiveness of Holdings’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AMERICAN AXLE & MANUFACTURING, INC.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Debt Securities
Guarantees
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Common Stock
Preferred Stock

PROSPECTUS